******************************************************************************

LEASE DATED AS OF AUGUST 1 , 2004
BY AND BETWEEN
THE RECTOR, CHURCH-WARDENS AND VESTRYMEN
OF TRINITY CHURCH IN THE CITY OF NEW YORK, AS LANDLORD

AND

THE PRINCETON REVIEW, INC., AS TENANT

******************************************************************************

**************************************************

Portions of the 11th and 12th Floors
10 Hudson Square
New York, New York

**************************************************

Parish of Trinity Church in the City of New York
Real Estate Department
74 Trinity Place
New York, New York 10006-2088

TABLE OF CONTENTS

ARTICLE ONE TERM; RENT; FREE RENT	3
ARTICLE TWO USE	4
ARTICLE THREE REPAIRS; NOISE AND VIBRATION	4
ARTICLE FOUR ALTERATIONS AND FIXTURES	6
ARTICLE FIVE COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS	9
ARTICLE SIX RULES AND REGULATIONS	9
ARTICLE SEVEN [INTENTIONALLY OMITTED]	9
ARTICLE EIGHT CARE OF SIDEWALKS	9
ARTICLE NINE LANDLORD’S ACCESS TO THE PREMISES	10
ARTICLE TEN ELECTRIC CURRENT; LIVE STEAM	10
ARTICLE ELEVEN CONDEMNATION AND DEMOLITION	11
ARTICLE TWELVE MECHANIC’S LIENS	12
ARTICLE THIRTEEN SUBORDINATION	13
ARTICLE FOURTEEN CERTIFICATE OF OCCUPANCY	14
ARTICLE FIFTEEN VAULTS	15
ARTICLE SIXTEEN FIRE AND OTHER CASUALTY	15
ARTICLE SEVENTEEN CHANGE IN USE OF PREMISES, SUBLETTING AND ASSIGNMENT	17
ARTICLE EIGHTEEN WAIVER AND SURRENDER; REMEDIES CUMULATIVE	23
ARTICLE NINETEEN NO REPRESENTATIONS AS TO PREMISES, CERTIFICATE OF OCCUPANCY AND USE	23
ARTICLE TWENTY LIMITATION OF LANDLORD’S LIABILITY	24
ARTICLE TWENTY-ONE INDEMNITY BY TENANT	25
ARTICLE TWENTY-TWO NOTICES	25
ARTICLE TWENTY-THREE INSOLVENCY	26
ARTICLE TWENTY-FOUR REMEDIES OF THE LANDLORD ON DEFAULT IN PERFORMANCE BY THE TENANT	27
ARTICLE TWENTY-FIVE DEFAULT	28
ARTICLE TWENTY-SIX REMEDIES AND DAMAGES	29
ARTICLE TWENTY-SEVEN SURRENDER AT EXPIRATION	31
ARTICLE TWENTY-EIGHT QUIET ENJOYMENT	31
ARTICLE TWENTY-NINE SECURITY DEPOSIT	32
ARTICLE THIRTY REAL ESTATE TAX AND PERCENTAGE ESCALATION	33
ARTICLE THIRTY-ONE SERVICES	35
ARTICLE THIRTY-TWO INSURANCE	37
ARTICLE THIRTY-THREE DEFAULT UNDER OTHER LEASES	38
ARTICLE THIRTY-FOUR WORK TO BE DONE BY LANDLORD	38
ARTICLE THIRTY-FIVE CONSENT TO JURISDICTION	38
ARTICLE THIRTY-SIX TENANT LIABILITY	38
ARTICLE THIRTY-SEVEN ADJACENT EXCAVATION-SHORING	39
ARTICLE THIRTY-EIGHT FAILURE TO GIVE POSSESSION	39

ARTICLE THIRTY-NINE BROKER	39
ARTICLE FORTY RENT RESTRICTIONS	40
ARTICLE FORTY-ONE CERTIFICATES BY TENANT	40
ARTICLE FORTY-TWO RESTRICTIONS ON TENANT’S USE	40
ARTICLE FORTY-THREE HAZARDOUS MATERIALS	40
ARTICLE FORTY-FOUR MISCELLANEOUS	41
ARTICLE FORTY-FIVE CONSTRUCTION OF 11th OFFICE IMPROVEMENTS	41
ARTICLE FORTY-SIX COMBINED FLOORS	43
ARTICLE FORTY-SEVEN RENEWAL OPTION	44
ARTICLE FORTY-EIGHT CANCELLATION OF TENANT’S EXISTING LEASE	46
ARTICLE FORTY-NINE TEMPORARY SPACE	46
ARTICLE FIFTY MUNICIPAL INCENTIVES	46
ARTICLE FIFTY-ONE ANTENNA INSTALLATION	47
ARTICLE FIFTY-TWO TENANT’S RIGHT OF FIRST OFFER	48

********************************************************************

SCHEDULES AND EXHIBITS

SCHEDULE A - RULES AND REGULATIONS

SCHEDULE B - CLEANING SPECIFICATIONS

EXHIBIT A -1 - FLOOR PLAN OF 11TH FLOOR PREMISES

EXHIBIT A - 2 - FLOOR PLAN OF 12TH FLOOR PREMISES

EXHIBIT B - CERTIFICATE OF OCCUPANCY

EXHIBIT C - WORK LETTER

EXHIBIT D - PERCENTAGE ESCALATION

EXHIBIT E - COMMON CORRIDORS

EXHIBIT F - TEMPORARY SPACE IN 304 HUDSON STREET

ii

THIS LEASE made as of the first day of August, 2004 between THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK, a religious corporation (hereafter referred to as “the Landlord”), having its offices at 74 Trinity Place, New York, New York 10006-2088, and THE PRINCETON REVIEW, INC, (hereafter referred to as “the Tenant”), a limited corporation formed under the laws of the State of Delaware, having an address at 2315 Broadway, New York, NY, 10024.

W I T N E S S E T H :

          That the Landlord hereby lets and leases to the Tenant, and the Tenant hereby takes and hires from the Landlord, the following described space: a portion of the 11th floor and a portion of the 12th floor (such space is hereafter collectively referred to as “the premises” and shown as the cross-hatched areas on Exhibit A-1, and A-2, respectively annexed hereto) in the building known by street number as No. 10 Hudson Square (a/k/a 160 and 170 Varick Street) in the Borough of Manhattan, City, County and State of New York (hereafter referred to as “the building”), with the privilege to the Tenant of using (subject to such rules and regulations as the Landlord shall from time to time prescribe) the necessary entrances and appurtenances to the premises, reserving to the Landlord all other portions of the building not herein specifically demised.  This letting is upon the following covenants and conditions, each and every one of which the Tenant covenants and agrees with the Landlord to keep and perform, and the Tenant agrees that the covenants herein contained on the part of the Tenant to be performed, shall be deemed conditional limitations, as well as covenants and conditions.

ARTICLE ONE
TERM; RENT; FREE RENT

          (a)          The term shall commence on October 1, 2004 (the “Commencement Date”), and shall expire on July 31, 2014, (or until such term shall sooner cease and expire or be terminated as hereinafter provided) (the “Expiration Date”), at an annual rent ( the “fixed rent”) of Nine Hundred Fifty-Nine Thousand Two Hundred Two and 00/100 Dollars ($959,202.00), payable in equal monthly installments of Seventy-Nine Thousand Nine Hundred Thirty-Three and 50/100 Dollars ($79,933.50), as increased by the annual Percentage Escalation Payments, as provided in Article Thirty-One and Exhibit D hereto.

          (b)          Fixed rent shall be payable in advance on the first day of each month during the term of this lease at the offices of the Landlord or at such other place as the Landlord may designate.  The Tenant shall pay the fixed rent without demand therefor and without any set-off, deduction, abatement or offset whatsoever, except that the Tenant shall pay the first monthly installment of fixed rent upon the execution of this lease.  If the Commencement Date occurs on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be pro-rated based on the number of days in the month.  All rent payments shall be paid in lawful money of the United States of America, which shall be legal tender in payment of any debts and dues, public and private, at the time of payment by good and sufficient check subject to collection and drawn on a New York State bank or trust company which is a member of the New York Clearinghouse Association.

          (c)          All sums and charges other than fixed rent due and payable by the Tenant pursuant to this lease, including, without limitation, charges for electricity (as defined in Article TEN), escalation charges (as defined in Article THIRTY) and late charges assessed pursuant to this lease are called “additional rent”.  All regularly recurring items of additional rent, including, without limitation, escalation charges which are payable on a monthly basis pursuant to the provisions of Article THIRTY, shall be due and payable together with the fixed rent on the first day of each month during the term of this lease. All other items of additional rent shall be paid to the Landlord within fifteen days after delivery of a written notice or demand therefor, unless otherwise set forth herein.  Fixed rent and additional rent are collectively referred to herein as “rent”.  The failure of the Tenant to make any payment of additional rent shall entitle the Landlord to exercise all of the rights and remedies provided herein for the non-payment of fixed rent.

          (d)          If at the Commencement Date, the Tenant is in default in the payment of rent to the Landlord, beyond any applicable cure or grace period, pursuant to the terms of any other or any prior lease with the Landlord, or with a predecessor in interest of the Landlord, the Landlord may, at its option and without notice thereof to the Tenant, add the amount of such arrears to any monthly installments of rent due under this lease and the same shall be payable to the Landlord as additional rent.

          (e)          If any installment of rent shall not be paid within five (5) business days following the date on which the same shall be due and payable pursuant to this lease then, in addition to, and without waiving or releasing any other rights and remedies of the Landlord, the Tenant shall pay to the Landlord a late charge of one and one-half (1 1/2%) percent per month computed (on the basis of a 30-day month) from the date on which each such installment became due and payable to the date of payment of the installment on the amount of each such installment or installments, as liquidated damages for the Tenant’s failure to make prompt payment, and the same may be collected on written demand.

          (f)          In the event any check issued by the Tenant is dishonored for any reason, the Tenant shall submit a replacement check within three (3) days following notice from the Landlord that the check was dishonored.  Tenant’s failure to submit a replacement check within such time period shall constitute an Event of Default under this lease.

          (g)          Notwithstanding the foregoing, provided that the Tenant is not in default under this lease beyond any applicable grace or cure period, the Tenant shall not be required to pay fixed rent with respect to the premises on the 11th floor ($40,922.58 per month) for the following periods: (i) the period commencing on the Commencement Date and ending on December 31, 2004; (ii) the period commencing on August 1, 2005 and ending on October 31, 2005; and the period commencing on August 1, 2006 and ending on September 30, 2006; provided, however, that the Tenant shall during such abatement period pay all other amounts due under this lease including, but not limited to, any additional rent payable pursuant to Article THIRTY of this lease and any service charges for electric current, and overtime elevator, air-conditioning or heat services.  Upon the occurrence of an Event of Default, the fixed rent at the monthly rate set forth in this lease shall be payable during the period in which the Tenant would otherwise be entitled to the use of the premises free of fixed rent.  Any such rent payment shall be paid within ten days after written demand therefore and shall constitute additional rent under this lease.

          (h)          The Landlord agrees in principle that, provided such access will not interfere with the work which the Landlord is to perform to make the 11th floor premises ready for the Tenant’s occupancy, the Landlord will permit the Tenant to have access to the 11th floor premises prior to the Commencement Date.

ARTICLE TWO
USE

          (a)          The Tenant shall use the premises only for executive offices.  In addition, the Tenant my use the premises to conduct training, classes and/or seminars for its employees, as well as for employees of a Related Entity (as defined in Article SEVENTEEN), as well as to conduct meetings for the purposes incidental and ancillary to the Tenant’s educational testing business.  The Tenant may not use the premises to conduct classes or seminars which are open to the general public.

          (b)          If any portion of the premises consists of basement space, such portion shall be used only for storage purposes.

          (c)          No auction sale and no other sale of all or substantially all of the Tenant’s property, stock, fixtures and machinery, except a sale made in connection with an assignment of this lease to another tenant for which the Landlord’s consent shall have been obtained shall be held at the premises unless the provisions of Article THIRTY-ONE (g) of this lease shall have been complied with.

ARTICLE THREE
REPAIRS; NOISE AND VIBRATION

          (a)          The Tenant shall take good care of the premises and the fixtures, appurtenances, equipment and facilities therein and shall make, as and when needed, all repairs in and about the premises required to keep them in good order and condition; such repairs to be equal in quality to the original work. Except as set forth herein, the Tenant shall not be obligated for structural or exterior repairs to the building or for repairs to the systems and facilities of the building for the use or service of tenants generally, except where structural or exterior repairs or repairs to such systems and facilities are made necessary by reason of one or more of the occurrences described below in clauses (i) through (iv) of this Article THREE (a), and further provided  that the Tenant shall be obligated to maintain in good order and condition such portions of the fixtures, appurtenances, equipment and facilities located in and serving exclusively any portion of the premises up to the point (on the 11th or 12th floor, as the case may be) at which such systems are connected to the main risers, conduit or disconnect switch, as the case may be.  All repairs for which the Tenant is responsible pursuant to this Article shall be made by a contractor reasonably approved by the Landlord.  Should (A) the Tenant fail to repair any condition in or about the premises or the fixtures, appurtenances, equipment and facilities therein which is the Tenant’s responsibility and which is of such a nature that its neglect would result in damage or danger to the building, its fixtures, appurtenances, facilities and equipment, or to its occupants (of which Landlord’s judgment shall be conclusive) or, (B) in the case of repairs of any other nature required to be made by the Tenant hereunder, should the Tenant have failed to make the required repairs or to have begun in good faith, the work necessary to make them within five business days after written notice from the Landlord of the condition requiring repair, the Landlord may, in either such case, immediately enter the premises and make the required repairs at the expense of the Tenant.  The Landlord may make, at the expense of the Tenant, any repairs to the building or to its fixtures, appurtenances, facilities or equipment, whether of a structural or any other nature, which are required by reason of damage or injury due (i) to the negligence or the improper acts of the Tenant or its employees, agents, licensees or visitors; (ii) to the moving into or out of the building, of property being delivered to the Tenant or taken from the premises by or on behalf of the Tenant; (iii) to the installation, repair or removal, use or operation of the property of the Tenant in the premises; or (iv) to the faulty operation of any machinery, equipment, or facility installed in the premises by or for the Tenant. The Tenant will pay the cost of any repairs made by the Landlord pursuant to this paragraph within ten business days after presentation of bills therefor, or the Landlord may, at its option, add such amounts to any installment or installments of rent due under this lease and collect the same as additional rent.  The liability of the Tenant under this Article THREE clauses (i) through (iv) shall survive the expiration or other termination of this lease.

          (b)          Except to the extent hereinabove set forth, and subject to the provisions of Article SIXTEEN, the Landlord shall maintain in working order and repair the exterior and the structural portions of the building, including the structural portions of the premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems, (excluding all ductwork, diffusers, thermostat controls and any other part of the ventilating system located outside of the machine room, if any, in the premises) serving the premises, it being agreed that the Landlord shall not be obligated to install such systems to the extent they do not presently exist in the building.  Upon becoming aware of the need for any such repair or maintenance, the Landlord will commence promptly to make such repair or maintenance and use reasonable commercial efforts (i) to complete such repair or maintenance as quickly as practicable and (ii) in a manner which minimizes interference with the Tenant’s business operations. The Tenant shall give prompt notice of any defective condition in the premises for which the Landlord may be responsible hereunder to the extent that Tenant is aware of such defective condition.  There shall be no allowance to the Tenant for diminution in rental value and no liability on the part of the Landlord by reason of inconvenience, annoyance or injury to business arising from the Landlord or others making repairs, alterations, additions or improvements in or to any portion of the building or the premises or in and to the fixtures, appurtenances or equipment thereof.  All of the Landlord’s repairs shall be done in a workmanlike manner, in compliance with all applicable legal requirements.  It is specifically agreed that the Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of the Landlord to comply with the provisions of this or any other Article of the lease.  Subject to the provisions of Articles ELEVEN and SIXTEEN hereof and subject to the Landlord’s right to discontinue providing electricity in accordance with the provisions of Article TEN, in the event that as a result of the negligence of the Landlord, there is an interruption in the services required to be provided hereunder by the Landlord to the Tenant, including, without limitation, electricity, water, elevator service, or heat, which shall continue for a period of ten (10) consecutive business days, and such interruption materially interferes with the intended use of the premises, the Tenant shall be entitled to an equitable abatement of the fixed rent and additional rent payable hereunder from and after the tenth day of such interruption.  The abatement  provisions of this Article THREE shall not apply with respect to any interruption unless and until the Tenant has given Landlord written notice of its failure to provide such services and shall be subject to the provisions of Articles ELEVEN and SIXTEEN hereof.

          (c)          Tenant shall not install or maintain equipment, machinery or  manufacturing equipment of any description in the premises, the operation of which produces noise or vibration which is transmitted beyond the premises.  If the Tenant does install such equipment or machinery and the Landlord deems it necessary that the noise or vibration of such machinery or equipment be diminished, eliminated, prevented or confined to the premises, the Landlord may, at its election,  give written notice to the Tenant, requiring either (i) that the Tenant immediately remove said equipment from the premises or (ii) that the Tenant provide and install rubber or other approved settings for absorbing, preventing or decreasing the noise or vibration of such machinery or equipment within fifteen days.  The judgment of the Landlord of the necessity of such installation shall be conclusive, and the installation shall be made in such manner and of such material as the Landlord may direct.  Should the Tenant fail to comply with such request within fifteen days, the Landlord may do the work necessary to absorb, prevent or decrease the noise or vibration of such machinery or equipment and the Tenant will pay to the Landlord the cost of such work within five days after demand or such cost may, at the option of the Landlord, be added to any installment or installments of rent under this lease and shall be payable by the Tenant as additional rent.

ARTICLE FOUR
ALTERATIONS AND FIXTURES

          (a)          The Tenant shall not make any alteration, addition or improvement in or upon the premises, nor incur any expense therefor, without having first obtained the written consent of the Landlord therefor.  The Tenant shall not be required to obtain the Landlord’s consent for alterations, additions or improvements which are decorative in nature, such as painting or carpeting (although the Tenant shall give the Landlord prior written notice of the performance of such work).  If the Tenant shall desire to make alterations, additions or improvements to fit out the premises for the Tenant’s use which will not affect the exterior of the building or adversely affect the structure of the building or the operation of any of the systems or facilities of the building for the use of any tenant or violate the requirements of government hereafter referred to, the Landlord’s approval will not be unreasonably withheld or delayed.    In no event shall the Tenant make any alteration at any time when an Event of Default is outstanding.  Any and all alterations may be made only subject to and in compliance with the following, as well as all other rules and regulations promulgated by the Landlord with respect to the performance of alterations:

(i)          Prior to the commencement of any alteration, the Tenant shall, except in an emergency, give at least 20 days’ notice to Landlord for all alterations and shall obtain the Landlord’s prior reasonable approval of the licensed architect and/or licensed professional engineer and the contractors and/or mechanics selected by the Tenant, as well as the Landlord’s prior reasonable written approval of detailed plans and specifications prepared by the approved architect and/or engineer and shall reimburse the Landlord for its reasonable out-of-pocket expenses in reviewing such plans and specifications; and no alterations shall be made except as are in all material respects in accordance with such plans and specifications or any approved changes thereto.  The Landlord agrees to respond to the Tenant’s request for approval of plans and specifications within twenty days following the Landlord’s receipt of the items referred to in this paragraph (a)(i).  If the Landlord fails to timely respond, and such failure to respond continues for more than five (5) business days following the Landlord’s receipt of a notice from the Tenant that the Landlord’s failure to respond to the Tenant’s request shall result in the plans and specifications being deemed approved by the Landlord, then the Landlord’s failure to respond within such five (5) business day period shall constitute the Landlord’s approval of such plans and specifications. If requested by the Landlord, the Tenant shall submit a copy of the general contractor’s contract or other contract for the alterations which shall show the cost thereof.

(ii)         No alteration shall be commenced until the Tenant shall have obtained and paid for all required permits and authorizations of any City, State or Federal governmental agency or any board, bureau, department or body thereof, having or asserting jurisdiction, copies of which shall be supplied to the Landlord.

(iii)        Prior to the commencement of any alteration, the Tenant shall submit to the Landlord duplicate original policies or certificates thereof of worker’s compensation insurance covering all persons employed in connection with the work, and builder’s all risk and comprehensive general public liability insurance in such amounts and with such companies as may be approved by the Landlord and such coverage shall be maintained until all such alterations have been completed.  Such policies shall name the Landlord and any mortgagee or holder of any ground or underlying lease as additional named insureds.

(iv)        Upon completion of the alterations, the Tenant, at the Tenant’s expense shall obtain certificates of final approval as may be required by any governmental agency, board, bureau, department or body thereof, and shall deliver such approvals to the Landlord, together with “as-built” plans and specifications for such alterations.  In addition, one copy of final drawings shall be delivered to the Landlord in AutoCad, Release 14 format, either on a 3 1/2” disk or CD Rom, or such other format as shall from time to time be reasonably designated by the Landlord.

(v)         The cost of all alterations shall be paid when due so that the premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the premises and free from any encumbrances, or security interests.

(vi)         All alterations, additions or improvements shall be made and installed in a good and workmanlike manner and shall comply with all requirements, by law, regulation or rule, of the Federal, State and City Governments and all subdivisions and agencies thereof, and with the requirements of the New York Fire Insurance Exchange, New York Board of Fire Underwriters and all other bodies exercising similar functions, and shall conform to any particular requirements of the Landlord expressed in its consent for the making of any such alterations, additions, and improvements.  The Landlord’s review and approval of the Tenant’s plans shall not constitute, nor be deemed to constitute a representation or agreement by the Landlord that such plans and specifications comply with such requirements.  Such compliance shall be the sole responsibility of the Tenant.

          Any such work once begun shall be completed with all reasonable dispatch, but shall be done at such time and in such manner as not to interfere with the occupancy of any other tenant or the progress of any work being performed by or on account of the Landlord.  If requested to do so by the Tenant in connection with the Landlord’s approval of any alteration, addition or improvement, the Landlord will advise the Tenant whether any alteration is a Specialty Alteration (as defined in paragraph (b)) which will be required to be removed by the Tenant at the expiration or earlier termination of this lease or may remain upon the premises to become the property of the Landlord.  If the Tenant fails to request such advice from the Landlord, it shall be obligated to remove any Specialty Alteration in accordance with the provisions of paragraph (b) below.

          (b)          All alterations, additions or improvements, which may be made or installed in or upon the premises (whether made during or prior to the term of this lease or during the term of any prior lease of the premises by the Landlord, the Tenant or any previous tenant), except the furniture, trade fixtures, stock in trade, and like personal property of the Tenant, shall be conclusively deemed to be part of the freehold and the property of the Landlord, and shall remain upon the premises, and, upon the expiration or any termination of the term of this lease, shall be surrendered therewith as a part thereof, except for any Specialty Alterations which the Landlord advised the Tenant would have to be removed by the Tenant, at the Tenant’s expense, upon the expiration or earlier termination of this lease.  A “Specialty Alteration” shall mean an alteration which is in excess of standard office installations such as kitchens, cafeterias, vaults, sloping or terraced or raised floors, internal staircases, and other slab penetrations, fire suppression or uninterrupted power supply systems, dumbwaiters,  and other improvements of a similar nature.  A standard office pantry installation shall not be deemed a “Specialty Alteration”.   Any alterations, additions, or improvements which are to be removed by the Tenant shall be removed by the Tenant at its own cost and expense at or prior to the expiration or termination of the term.  The Tenant, at or prior to the expiration or any termination of the term of this lease shall, at its own expense, remove all its furniture, trade fixtures, stock in trade and like personal property.  The Tenant shall restore and repair, at its own cost and expense, any damage or disfigurement of the premises occasioned by any removals required hereunder or remaining after such removals, so as to leave the premises in good order and condition.  If any furniture, trade fixtures, stock in trade or other personal property of the Tenant shall not be removed at the expiration or any termination of this lease, the Landlord, at the Landlord’s option, may treat the same as having been irrevocably abandoned, in which the Tenant shall have no further right, title or interest therein and the Landlord may remove the same from the premises, disposing of them in any way which the Landlord sees fit to do, and the Tenant shall, on demand, pay to the Landlord the reasonable, out-of-pocket expense incurred by the Landlord for the removal thereof, as well as the cost of any restoration of the premises above provided, if the Tenant fails to restore any damage caused by such removal.  The Tenant’s obligations under this subdivision (b) of this Article FOUR shall survive the expiration of this lease.

          (c)          The Landlord may at any time during the term of this lease, change the arrangement or location of the entrance or passageways, doors and doorways, and the corridors, elevators, stairs, toilets or other parts of the building used by the public or in common by the Tenant and other tenants (including, without limitation, the conversion of elevators from a manually-operated to an automatic self-service basis) and may alter staffing of the building and the scale and manner of the operation thereof, provided that neither the services to which the Tenant is entitled as specified in this lease are diminished nor the Tenant’s access to the premises is materially impeded other than to a de minimis amount. The Landlord  may alter the facilities, fixtures, appurtenances and equipment of the building as it may deem the same advisable, or as it may be required so to do by any governmental authority, law, rule or regulation.  The Landlord may change the name, street number or designation by which the building is commonly known.

          (d)          The Tenant shall not at any time prior to or during the term of this lease, directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer in or about the premises, whether in connection with any alteration or improvement or the providing of any services or otherwise, if such employment would, in the reasonable judgment of the Landlord, disrupt, or interfere or cause any conflict with, any other contractors, mechanics, or laborers engaged by the Landlord or any other tenant in the building.  In the event of any such disruption, interference or conflict, the Tenant, upon demand of the Landlord, shall immediately cause all contractors, mechanics or laborers causing such disruption, interference or conflict to leave the building.

          (e)          The Landlord hereby approves in principle the alterations, additions and improvements shown in the Tenant’s preliminary plans for the 11th Floor Initial Improvements (as defined in Article Forty-Five herein) and the Landlord agrees that it will reasonably approve the final plans and specifications for the 11th Floor Initial Improvements, and shall not unreasonably object to any such final plans and specifications.  If the Landlord does object to such final plans and specifications, the Landlord will, to the extent practicable, provide specific objections to Tenant and suggest methods and alternative ways for Tenant to satisfy Landlord in order to cure such objections.

          (f)          Provided that the Tenant complies with all of the requirements of this Article, the Landlord agrees in principle that the Tenant may install an internal stairway between its premises on the 11th and 12th floors (the “Internal Stairway”).  The Tenant understands and agrees that the Internal Stairway would constitute a Specialty Alteration, as referred to in paragraph (b) of this Article.

          (g)          Provided that the Tenant complies with all of the requirements of this Article, and subject to the conditions set forth below, in lieu of installing the Internal Stairway as permitted by paragraph (f) above, the Landlord will permit the Tenant’s employees utilizing the building’s emergency stairway for travel between the 11th and 12th floors (the “Building Stairway”).  The conditions to which the Tenant’s use of the Building Stairway are as follows:

(i)          The doors from the Tenant’s 11th floor premises and 12th floor premises shall remain closed and the opening of those doors from the premises shall be unrestricted; the opening of the doors from the Building Stairway shall be by card access only.  The Tenant shall install a card access system, which must be approved by the Landlord and which will constitute a Specialty Alteration, as referred to in paragraph (b) of this Article.  The installation of the card access system shall be subject to the requirements of this Article;

(ii) The Tenant will be responsible for the maintenance of the card access system and will clean and maintain the Building Stairway between the 11th and 12th floors of the building; and

(iii)        The Tenant’s installation of the card access system and its use of the Building Stairway must comply with all applicable laws, rules and regulations and all insurance requirements and/or recommendations.

ARTICLE FIVE
COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS

          The Tenant shall promptly comply, at the Tenant’s own expense, with all laws, ordinances, regulations and requirements now or hereinafter enacted, of the City, State and Federal Government, and all subdivisions and agencies thereof, and the New York Fire Insurance Exchange, the New York Board of Fire Underwriters, and of any fire insurance rating organization, and of all other departments, bureaus, officials, boards and commissions with regard to the premises or the use thereof by the Tenant, and (if the premises are situated on the ground floor) the sidewalks adjoining the same in so far as such compliance is made necessary by the Tenant’s use of the sidewalks, provided that the Tenant shall not be required to make structural alterations or additions to the premises, except where the same are required by reason of the nature of the Tenant’s use of the premises, the alterations performed in the premises by the Tenant, the manner in which its business is carried on in the premises, a failure on the part of the Tenant to conform to the provisions of this lease that results in the need for structural repairs, or any other provision of this lease.  The Tenant will not permit the maintenance of any nuisance upon the premises or permit its employees, licensees or visitors to do any illegal act therein, or in and about the building after notice thereof from the Landlord.  If any such law, ordinance, regulation or requirement shall not be promptly complied with by the Tenant, then the Landlord may, at its option, and on 5 days prior written notice to the Tenant (except in an emergency), enter upon the premises to comply therewith, and should any fine or penalty be imposed for failure to comply therewith or by reason of any such illegal act, the Tenant agrees that the Landlord may, at its option, pay such fine or penalty, which the Tenant agrees to repay to the Landlord, with interest from the date of payment, as additional rent.

ARTICLE SIX
RULES AND REGULATIONS

          The Tenant and the Tenant’s employees, and any other persons subject to the control of the Tenant, shall well and faithfully observe all the rules and regulations annexed hereto as Schedule A, and also any and all reasonable rules and regulations affecting the premises, the building or the equipment, appurtenances, facilities and services thereof, hereafter promulgated by the Landlord.  The Landlord may at any time, and from time to time, prescribe and regulate the placing of safes, machinery and other things, and regulate which elevator and entrance shall be used by the Tenant’s employees, and for the Tenant’s shipping; and may make such other and further rules and regulations as in its judgment may, from time to time, be needed or desirable for the safety, care or cleanliness of the building and for the preservation of good order therein.  The Landlord shall not be liable to the Tenant for violations of any rules and regulations by any other tenant, its servants, employees, agents, visitors or licensees.  Notwithstanding the foregoing, the Landlord agrees that it shall not discriminate against the Tenant in the enforcement of the rules and regulations promulgated by the Landlord for the building.

ARTICLE SEVEN
[INTENTIONALLY OMITTED]

ARTICLE EIGHT
CARE OF SIDEWALKS

          The Landlord shall, at its  own expense, keep the sidewalk, gutter and curb in front thereof in a clean condition, and shall remove s now and ice from the sidewalks.

ARTICLE NINE
LANDLORD’S ACCESS TO THE PREMISES

          (a)          The Tenant, shall, without in any way affecting the Tenant’s obligations hereunder, and without constituting any eviction, permit the Landlord and its agents and designees: (i) at all reasonable hours, and on reasonable notice in non-emergency situations (which notice may be oral)  to enter the premises and have access thereto, for the purpose of inspecting or examining them and to show them to other persons; (ii) on reasonable notice (which notice may be oral, and except that no notice shall be required in emergencies) to enter the premises (including, specifically, all mechanical and air conditioning rooms located therein) to make repairs and alterations, and to do any work on the premises or any adjoining premises and any work in connection with excavation or construction on any adjoining premises or property (including, but not limited to, the shoring up of the building) and to take in any of the foregoing instances, any space needed therefor; and (iii) during the six months preceding the termination hereof, to place and maintain thereon the usual “for rent” notices.  The Tenant shall permit the Landlord to erect and maintain ducts, pipes and conduits in and through the premises.  In the exercise of the rights of the Landlord reserved under this Article NINE, the Landlord and the Landlord’s agents will do so in a manner which minimizes the interference with the Tenant’s use of the premises so far as practicable and where ducts, pipes or conduits are to be erected through the premises will locate them along walls or ceilings wherever practicable.

          (b)          In the event that the premises shall, in the Landlord’s reasonable judgment, become substantially vacated before the expiration of this lease, or in the event the Tenant shall be removed by summary proceedings or in the event that, during the last month of the term, the Tenant shall have removed all or substantially all of the Tenant’s property therefrom, the Landlord may immediately enter into and upon said premises for the purpose of decorating, renovating or otherwise preparing same for a new tenant, without thereby causing any abatement of rent or liability on the Landlord’s part for other compensation, and such acts shall have no effect upon this lease, except that if the Landlord leases the premises to a new tenant, the rent actually received from such new tenant prior to the expiration date of this lease shall be applied to mitigate the Tenant’s liability to the Landlord.

          (c)          If the Tenant or an officer or authorized employee of the Tenant shall not be personally present to open and permit an entry into said premises, at any time, when for any reason an entry therein shall be necessary or permissible hereunder, the Landlord or the Landlord’s agents, may enter the same by a master key, or may forcibly enter the same without rendering the Landlord or such agents liable therefor (if during such entry the Landlord shall accord reasonable care to the Tenant’s property) and without in any manner affecting the obligations and covenants of this lease and in no event shall any such entry by the Landlord or its agents be deemed an acceptance of a surrender of this lease, either expressed or implied, nor a waiver by the Landlord of any covenant of this lease on the part of the Tenant to be performed.

ARTICLE TEN
ELECTRIC CURRENT; LIVE STEAM

          (a)          So long as electric current is to be supplied by the Landlord, the Tenant covenants and agrees to purchase the Tenant’s requirements therefor at the premises from the Landlord or the Landlord’s designated agent at a price equal to 108% of the Rates (as hereinafter defined) set forth in the rate schedule of Consolidated Edison Company of New York, Inc. applicable to the building (or the conjunctional group in which the building is included), plus an amount equal to all sales, use and gross receipt taxes and other governmental charges or levies, generally applicable to the purchase and sale of electricity in New York City (and without regard to whether the Landlord is exempt from paying or collecting any such tax, charge or levy); provided, however, that if such rate schedule includes any adjustment for time-of-day for either demand or consumption, the rate applicable to the Tenant’s demand for and consumption of electricity, shall be that specified for the peak period.  As used herein, the term “Rates” shall mean the rates for all components of the aggregate cost of purchasing electricity for the building, including, without limitation, all charges related to the generation, transmission, distribution and service and all charges for consumption and demand (including, without limitation, all seasonal and time-of-day adjustments and fuel escalation charges relating to such consumption and demand charges).  All amounts payable under this Article TEN shall constitute additional rent for the purpose of the enforcement of the Landlord’s rights.

          (b)          Where more than one meter measures the service of the Tenant in the building, the service rendered through each meter may be computed and billed separately in accord with the rates herein provided for.  The Tenant shall pay, upon demand, the bills for electric current furnished or the Landlord may, at its option, add such amounts to any installment or installments of fixed rent due under this lease and collect the same as additional rent.  The Tenant shall comply with such rules, regulations and contract provisions as are customarily prescribed by public service corporations supplying such services, for consumption similar to that of the Tenant.

          (c)          The Landlord represents that the electrical capacity serving the premises is ten watts per rentable square foot, inclusive of air conditioning.

          (d)          The Landlord shall not in any way be liable or responsible to the Tenant for any loss or damage or expense which the Tenant  may sustain or incur if either the quantity or character or electric service is changed or is no longer available or suitable for the Tenant’s requirements, nor shall the Landlord be in any way responsible for any interruption of service due to breakdowns, repairs, malfunction of electrical equipment or any other cause relating to electrical service which is beyond the Landlord’s reasonable control.  The Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Tenant’s floor(s) or space (if less than an entire floor) or the capacity of the risers or wiring installation in the building. The Tenant agrees not to connect any additional electrical equipment to the building electrical distribution system, other than lamps, typewriters and other small office machines which consume comparable amounts of electricity, without the Landlord’s prior written consent.  If, in the Landlord’s sole judgment, the Tenant’s electrical requirements necessitate installation of an additional riser, risers or other necessary equipment, the same may be installed by the Landlord at the sole cost and expense of the Tenant (together with Tenant’s Proportionate Share of any electrical panels which are required to be installed as a result of the installation of such additional risers), which shall be chargeable and collectible as additional rent. If the Tenant makes written request to install a riser or risers to supply the Tenant’s electrical requirements, such request shall be subject to the prior written consent of the Landlord in each instance, and such riser, risers or other equipment shall be installed by the Landlord at the sole cost and expense of the Tenant, if in the Landlord’s sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.  If the Tenant is not utilizing the full electrical capacity available to the premises, the Landlord shall have the right to make such excess capacity available to other occupants of the building.

          (e)          If there be any facilities for the supply of live steam in the building, such steam shall be supplied to the Tenant only if separate agreements are made therefor and pursuant to such arrangements.  In the event that such separate agreements shall be made, the appropriate provisions of this Article TEN shall be applicable thereto.

ARTICLE ELEVEN
CONDEMNATION AND DEMOLITION

          (a)          If the premises or any part thereof, shall be taken or condemned for any public or quasi public use (other than for temporary use or occupancy), this lease and the term hereby granted shall terminate as of the date of vesting of title by reason of such taking.  If any other part of the building shall be so taken and such taking shall, in the judgment of the Landlord, make the operation of the building impractical, unprofitable or uneconomical or would make substantial structural alterations or reconstruction of the building necessary (even though no part of the premises be taken), the Landlord may, at its option, give to the Tenant, at any time after the vesting of title and prior to the actual taking of possession, thirty (30) days’ notice of intention to terminate this lease, and upon the date designated in such notice, this lease and the term hereby granted shall terminate.  Anything herein to the contrary notwithstanding, if twenty-five (25%) percent or less of the premises shall be so acquired or condemned, the Landlord, at its option, may elect not to terminate this lease and, in such case, the Landlord shall, at its expense, restore that part of the premises not so acquired or condemned to a self-contained rental unit exclusive of the Tenant’s alterations.  In no event shall any condemnation award be apportioned, and the Tenant hereby assigns to the Landlord all right and claim to any part of such award, but the rent, and all other sums payable by the Tenant, shall be apportioned as of the date of any such termination of this lease with respect to all or part of the premises, as the case may be, and in the case of a partial taking, prospective rent obligations which are based on square footage shall be adjusted accordingly.  Nothing contained in the foregoing portion of this Article ELEVEN shall be deemed to prevent the Tenant’s making claim for and retaining an award for the damage to or loss of value of its trade fixtures and such of the installations made by the Tenant as remain the Tenant’s property or from making claim for and retaining any award which may be made to the Tenant for the Tenant’s moving expenses if, and to the extent that, the award to be claimed and retained by the Tenant is independent of and does not result in a diminution of the award, and is not payable out of the award to the Landlord for the taking of the land, building and the Landlord’s other property.

          (b)          If the Landlord shall desire to demolish or substantially alter the building wherein the premises are located, the Landlord shall have the right and option to terminate the term of this lease at any time during the term thereof upon giving to the Tenant not less than six months’ notice of the Landlord’s election to terminate this lease and of the date, which shall be the last day of a calendar month, not less than 365 days following the date of the Landlord’s notice of election to terminate, on which Landlord elects that this lease shall terminate and come to an end, together with an affidavit, sworn to by an officer of the Landlord, if the Landlord at such time is a corporation, or by a general partner of the Landlord, if the Landlord at such time is a partnership, or by the Landlord, if the Landlord at such time is an individual, to the effect that the Landlord, its successor in interest or a lessee intends to demolish or substantially alter the building containing the premises. The Landlord shall not terminate this lease pursuant to the provisions of this Article ELEVEN (b) unless it also terminates substantially all other leases in the building.  If such notice and affidavit are given to the Tenant, then this lease shall terminate and come to an end on the date of termination specified in the Landlord’s notice, as if that date were the date originally fixed for the termination of the term of this lease, and on such date the Tenant shall quit, vacate and surrender up the premises in accord with the provisions of this lease relating to surrender at the expiration of the term.  Provided no Event of Default shall have theretofore occurred and be continuing hereunder, including, without limitation, the Tenant’s obligation to vacate the premises on the date set forth in the Landlord’s notice, then not later than thirty (30) days following the Tenant’s surrender of the premises, the Landlord shall  pay to the Tenant 100% of the Tenant’s Unamortized Improvement Expenses. As used herein, the term “Unamortized Improvement Expenses” shall mean (i) an amount equal to the sum of Tenant’s moving expenses incurred in connection with its vacating the premises as a result of a lease termination pursuant to this paragraph, and (ii) each of the net expenditures actually incurred by the Tenant  (over and above any amount reimbursed by the Landlord to the Tenant pursuant to Article FORTY-FIVE of this lease) for alterations and improvements in the premises (excluding items of moveable furnishings, machinery and equipment, but including cabling costs),  multiplied by a fraction, (x) the numerator of which shall be the number of months in the period commencing with the date of the termination of this lease pursuant to this Article and ending with the Expiration Date and (y) the denominator of which shall be the total number of months after the incurrence of such expense until the Expiration Date, provided, however, that in no event shall the Landlord’s obligation to reimburse the Tenant for Unamortized Improvement Expenses exceed the sum of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00). If the Tenant shall make the alterations and improvements in the premises at its expense with respect to which it may wish to have the benefit of reimbursement pursuant to this Article, the Tenant shall furnish the Landlord within 60 days following the completion of the alterations and improvements with a statement, in writing, certified to be correct by an officer or partner of the Tenant setting forth the amount of the Tenant’s expenditures for the alterations and improvements broken down in  reasonable detail to show the nature of the various alterations and improvements with respect to which such expenditures were made and the amount of the Tenant’s expenses for such items.  The Tenant shall also furnish the Landlord with receipted copies of bills and such other additional information as the Landlord may reasonably request.  The Landlord agrees that it will not discriminate against the Tenant in terms of the timing of the termination of leases in the building following a decision to demolish or substantially alter the building, or in the enforcement by the Landlord of its rights under this Article ELEVEN (b).

ARTICLE TWELVE
MECHANIC’S LIENS

          The Tenant will not permit, during the term hereby granted, any mechanic’s or other lien or order for payment of work, labor, services, or materials furnished or to be furnished, at the request of the Tenant, to attach to or  affect the premises or any portion thereof, and agrees that no such lien or order shall under any circumstances attach to or affect the fee, leasehold or other estate of the Landlord herein, or the building.  The Tenant’s obligation to keep the premises in repair, and its right to make alterations therein, if any, shall not be construed as the consent of the Landlord to the furnishing of any such work, labor or materials within the meaning of any present or future lien law.   Notice is hereby given that the Tenant has no power, authority or right to do any act or to make any contract which may create, or be the foundation for, any lien upon the fee or leasehold estate of the Landlord in the premises or upon the land or building of which they are a part or the improvements now erected or hereafter to be erected upon the premises or the land, or building of which the premises are a part; and if any such mechanic’s or other lien or order shall be filed against the premises or the land or building of which the premises are a part, the Tenant shall, within thirty (30) days thereafter, discharge said lien or order by payment, deposit or by bond fixed in a proper proceeding according to law.  If the Tenant shall fail to take such action, or shall not cause such lien or order to be discharged within thirty (30) days after the filing thereof, the Landlord may pay the amount of such lien or discharge the same by deposit or by bond or in any other manner according to law, and pay any judgment recovered in any action to establish or foreclose such lien or order, and any amount so paid, together with the expenses incurred by the Landlord, including all reasonable attorneys’ fees and disbursements incurred in any defense of any such action, bonding or other proceeding, shall be deemed additional rent.  Any reasonable expenses incurred by the Landlord in connection with the examination of title to the premises in order to ascertain the existence of any lien or encumbrance and the discharge of record thereof, shall be payable by the Tenant to the Landlord on demand, together with interest as aforesaid as additional rent.

ARTICLE THIRTEEN
SUBORDINATION

          (a)          This lease, and all the rights of the Tenant hereunder, are and shall be subject and subordinate to any and all mortgages now or hereafter liens either in whole or in part on the building, or the land on which it stands, and also to any and all other mortgages covering other lands or lands and buildings, which may now or hereafter be consolidated with any mortgage or mortgages upon the building and the land on which it stands or which may be consolidated and spread to cover the building and such land and any such other lands or lands and buildings, and any extension, renewal or modification of any such mortgages, and to any and all ground or underlying leases which may now or hereafter affect the buildings or the land on which it stands, and any extensions, renewals or modifications thereof.  This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the building or the land on which it stands.  In confirmation of such subordination, the Tenant shall execute promptly any certificate, in recordable form, that the Landlord may reasonably request.

          (b)          The Landlord agrees to make a written request to any future mortgagee or future lessor  of any underlying lease, that it deliver a subordination, non-disturbance and attornment agreement (the “SNDA Agreement”) for the benefit of the Tenant, in the then customary form of such mortgagee or lessor.  If a SNDA Agreement is provided, the Tenant agrees that it will execute any document which may be reasonably required by such mortgagee or lessor to confirm the subordination of this lease.  The Landlord shall have no obligation to incur any expense in order to obtain such agreement and shall have no liability if the mortgagee or lessor refuses or fails to enter into a SNDA Agreement and the failure of the mortgagee or lessor to enter into such Agreement shall not affect the validity of this lease, including, without limitation, the provisions of this Article THIRTEEN.

          (c)          The Tenant hereby agrees that, in the event that any mortgagee shall succeed to the rights of the Landlord, or if any Landlord of any underlying lease shall succeed to the position of the Landlord under this lease, then, following written notice thereof, the Tenant will recognize such successor Landlord as the Landlord of this lease and pay the rent and attorn to and perform the provisions of this lease for the benefit of any such successor Landlord.  No documentation other than this lease shall be necessary to evidence such attornment but the Tenant agrees to execute any documents, in recordable form, reasonably requested by the successor Landlord to confirm such attornment or to otherwise carry out the intent and purposes of this Article THIRTEEN.

          (d)          If, in connection with obtaining financing or refinancing for the building of which the premises form a part, a lender shall request modifications to this lease as a condition to such financing or refinancing, the Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of the Tenant hereunder or adversely affect the Tenant’s leasehold interest.  A provision requiring the Tenant to give notices of any defaults by the Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of the building shall not be deemed to increase the Tenant’s obligations or adversely affect the Tenant’s leasehold interest.  In no event shall a requirement that the consent of any such lender be given for any modification, termination or surrender of this lease be deemed to materially adversely affect the leasehold interest hereby created.

          (e)          Anything herein to the contrary notwithstanding, the Landlord represents and warrants to the Tenant that as of the date of this lease there is no mortgage or superior lease encumbering the premises.

ARTICLE FOURTEEN
CERTIFICATE OF OCCUPANCY

          (a)          The Certificate of Occupancy currently applicable to the eleventh and  twelfth floors of the building permits the premises on those floors to be used for factory and showroom purposes.  The Landlord represents that it shall, promptly and at its expense, obtain a No Work Permit from the New York City Department of Buildings (the “Building Department”).  The Tenant shall, promptly and at its expense, file an “Alt 2” application with the Building Department in connection with the  initial alterations to be performed by the Tenant (subject to the Landlord’s approval) and shall obtain all life and safety sign-offs required in connection with such work (the “Tenant’s C/O Work”). Upon completion of the Tenant’s C/O Work, the Landlord shall, at its expense, obtain a Temporary Amended Certificate of Occupancy (the “Temporary Certificate”) or a Permanent Amended Certificate of Occupancy (the “Amended Certificate”) permitting the premises to be used for office use.  The Tenant shall be solely responsible for complying with all legal requirements governing the number of occupants which each floor of the premises can accommodate (the “Density Requirements”).

(i)          If the Tenant has performed Tenant’s C/O Work and is in compliance with Density Requirements, but a Temporary Certificate or an Amended Certificate is not issued for any reason other than Tenant’s failure to complete Tenant’s C/O Work or comply with Density Requirements, and if any governmental action is taken or a proceeding is commenced (collectively, the “Proceeding”) by the City of New York or any agency thereof or any other governmental agency based on the fact that neither an Amended Certificate or a Temporary Certificate has been issued, which Proceeding (x) imposes or seeks to fine or assess a penalty against the Tenant, or (y) specifically prohibits or seeks to prohibit the Tenant from utilizing the premises for the purposes set forth herein, or (z) evicts or seeks to evict the Tenant from the premises, then the Tenant shall notify the Landlord in writing of such fact and Landlord shall defend the Tenant against such Proceeding, and, in the event of a final judgment or administrative determination assessing a fine or penalty, the Landlord shall pay such amount, and in the event that Tenant is actually evicted as a result of the Proceeding or a final judgment or administrative determination evicting the Tenant or specifically prohibiting it from occupying the premises is issued, the Tenant shall receive an abatement of the fixed and additional rent due under this lease for the period during which the Tenant is evicted or prohibited from using the premises because a Temporary Certificate or Amended Certificate has not been issued, provided, however, that in no event shall the Tenant be entitled to receive an abatement of rent for any period during which the Tenant actually occupies or utilizes the premises for the normal conduct of its business.

(ii)         In the event that the Tenant is entitled to an abatement of rent pursuant to the provisions of clause (i) above, then following the expiration of a six-month abatement period, either the Landlord or the Tenant may elect to terminate this lease, and the Tenant will vacate and surrender the premises (such vacation to be in accord with the provisions of this lease relating to surrender at the expiration of the term) on a date not earlier than the 10th day and not later than the 30th day following the date on which the Landlord or the Tenant notifies the other of its election to terminate this lease.

(iii)         In the event that either the Landlord or the Tenant terminates this lease as permitted by clause (ii) of this paragraph (a), then not later than 30 days following the Tenant’s surrender of the premises, the Landlord shall pay to the Tenant 100% of the Tenant’s Unamortized Improvement Expenses, as hereinabove defined.

          (b)          Prior to the issuance of the Amended Certificate or the Temporary Certificate, if (i) the Tenant’s application for alteration of the premises for the use permitted herein is not accepted for filing by the Building Department as a result of the Landlord’s failure to complete the work referred to in item no. 3 of the Work Sheet (Exhibit C) and the Tenant’s contractors are unable to obtain the requisite work permits or (ii) such permits, once issued, are subsequently withdrawn, rescinded or voided,  because Landlord has failed to complete the work referred to in item no. 3 of the Work Sheet (Exhibit C), then the Tenant shall notify the Landlord in writing of such fact, and the Landlord shall make reasonable commercial efforts to make any filings which would permit the Tenant or its contractors to complete any required work.  If the Landlord is unable to obtain rescission of such refusal to accept the Tenant’s alteration application and issuance or reinstatement of work permits within 60 days of the date of such notice, (and such failure is not due to the fault of the Tenant or its contractors), the Tenant may elect to terminate this lease and vacate the premises (such vacation to be in accord with the provisions of this lease relating to the surrender of the expiration of the term) on a date not earlier than the 10th day and not later than the 30th day following the date on which the Tenant notified the Landlord of its election to terminate this lease, and the Tenant shall be entitled to reimbursement, as provided in clause (iv) of paragraph (a) of this Article.

          (c)          The rights of termination of the lease, abatement, and reimbursement, as described in paragraphs (a) and (b) above, shall constitute the Tenant’s sole remedy either pursuant to this lease or otherwise relating to the Certificate of Occupancy, and the Landlord will not have any obligations with respect to the Certificate of Occupancy under this lease except to return the Tenant’s security deposit within five business days of the date on which the Tenant delivers vacant possession of the premises to the Landlord.  If the Tenant shall not exercise either such right of termination, then the lease shall remain in full force and effect.

          (d)          The Tenant shall not use the premises for any purpose other than the uses specified herein.  Following the issuance of the Amended Certificate or the Temporary Certificate, the Tenant shall immediately discontinue any use of the demised premises, which may be claimed or declared by the City or State of New York or other governmental authority to be in violation of or contrary to the Amended Certificate or the Temporary Certificate, or by reason of which any attempt may be made to penalize the Landlord or require the Landlord to secure any other Certificate of Occupancy for the building, in either case, other than office purposes.

          (e)          Once an Amended Certificate of Occupancy has been obtained for the premises pursuant to the provisions of this Article FOURTEEN, the Landlord shall not thereafter seek to amend such Certificate of Occupancy so as to prevent the uses permitted by this lease.

ARTICLE FIFTEEN
VAULTS

          Notwithstanding anything herein contained, or shown on any sketch, plan or schedule hereto attached, to the contrary, if any vault space forms a part of the premises, or adjoins the same, or any part or portion of the premises is not within the property line of the building or premises, and if the use of the said space shall hereafter be prevented or curtailed by exercise of any governmental authority, the Tenant shall have no claim whatever upon the Landlord for the loss of such space, by any abatement of the rent, or otherwise, nor shall the Tenant be relieved from any obligations under this lease, and the Landlord’s covenant of quiet enjoyment hereinafter contained, shall not be deemed to apply to any such space.  The Landlord makes no representation as to the location of the property line of the building.  The Tenant shall reimburse the Landlord for the vault charge or tax, if any, imposed by the City of New York in respect of any such vault space.

ARTICLE SIXTEEN
FIRE AND OTHER CASUALTY

          (a)          If the premises shall be damaged by fire, action of the elements or other casualty or cause which is within the risks covered by insurance carried by the Landlord, the Tenant shall give immediate notice thereof to the Landlord, and said damage shall be repaired by the

Landlord, at the Landlord’s expense, with all reasonable speed, making due allowance for delay due to labor troubles, settlement of loss and other causes beyond the control of the Landlord, and the Tenant shall, in every reasonable way, facilitate the making of such repairs, and (unless the fire shall be due to the negligence or willful misconduct of the Tenant or its employees) the rent shall be suspended during such period as the premises shall have been rendered wholly untenantable until five (5) business days after the Landlord notifies the Tenant that the premises are substantially ready for the Tenant’s occupancy (or the premises are sooner occupied by the Tenant) and, in the event that the premises are rendered partially untenantable, the rent shall be abated during such period (commencing on the date of such casualty), in the proportion which the area of the premises which is rendered untenantable bears to the area of the whole premises.  No damage to the premises or the building by fire, or other cause, however extensive, shall terminate this lease, or give the Tenant the right to quit and surrender the premises, or impair any obligations of the Tenant hereunder, except with respect to the payment of rent (and with respect thereto to the extent above provided) and except that (i) if the damage shall be so extensive that the Landlord shall determine to demolish or substantially alter the building, whether or not the premises are affected, the Landlord may at any time within one hundred twenty (120) days following the occurrence of the damage give to the Tenant thirty (30) days’ notice of intention to terminate this lease; (ii) if the damage to the premises is substantial so that the whole or substantially the whole of the premises is rendered untenantable by the Tenant or if 50% or more of the common areas of the building are destroyed or substantially damaged and the Landlord does not within 60 days following the occurrence of the damage notify the Tenant of the Landlord’s intention to repair the damage to the premises so that the premises are again useable by the Tenant within a period of not more than 180 days following the occurrence of the damage subject to delays due to settlement of loss or causes of the kinds described in Article THIRTY-FOUR of this lease, the Tenant may cancel this lease by notice given within 10 days following the expiration of the said 60-day period for the Landlord’s notice of election to repair, time being of the essence; (iii) if the Landlord has given notice of its intention to restore the premises, but fails to substantially complete such restoration within 180 days following the occurrence of the damage, subject to delays due to settlement of loss or delays of the kind described in Article THIRTY-FOUR of this lease, the Tenant may cancel this lease by notice given within 10 days following the expiration of the said 180-day period, time being of the essence; and (iv) in the event of the occurrence of damage to the premises of the degree described above in clause (ii) of this paragraph (a), the Landlord may also elect to terminate this lease by notice of election to do so given within 60 days following the occurrence of the damage.  If notice of election to terminate this lease shall be given as above provided, then, upon the date for termination designated in any such notice, this lease and the term hereby granted shall terminate and the rent shall be apportioned as of the date of the damage or as of such later date as the Tenant may actually surrender possession.  If a casualty affecting the premises occurs within the final twelve (12) months of the lease term that makes the premises untenantable, Tenant or Landlord shall have the right to terminate this Lease upon 30 days written notice to the other party.  Nothing herein contained shall be deemed to obligate the Landlord to restore the Tenant’s trade fixtures, equipment, stocks, furnishings, improvements or other property remaining the property of the Tenant.  The Tenant acknowledges that the Landlord will not carry insurance on the Tenant’s furniture or fixtures, equipment, improvements or appurtenances,  removable by Tenant, and agrees that the Landlord will not be obligated to repair any damage thereto or replace the same. The Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article SIXTEEN shall govern and control in lieu thereof.

          (b)          The Tenant shall conduct its business and use the premises in such a manner and so as not to increase the rate of fire insurance applicable to the building or any property located therein over the rates in effect prior to the commencement of the Tenant’s occupancy, and the Tenant shall install and maintain all its furniture, fixtures, equipment, stocks and materials in such a manner as to accomplish the foregoing purposes.  The Tenant further agrees not to permit any act to be done or anything brought into or kept upon the premises which will void or avoid the insurer’s liability under any contract of fire insurance on the building or its contents.  Should the fire insurance rate on the building be increased beyond the present rate, by reason of the Tenant’s occupancy or character of its business, or the Tenant’s failure to comply with the terms hereof, the Tenant agrees to pay to the Landlord, on demand, the additional cost of such insurance, or, at the option of the Landlord, the same may be added to any installment of rent and be payable as additional rent.  The schedule of the makeup of a rate issued by an authorized rating organization shall be conclusive evidence of the facts therein stated and of the items in the rate applicable to the premises.

          (c)          The Landlord, as to the premises, and the Tenant, as to the improvements made therein at the Tenant’s expense and all of the Tenant’s stock, trade fixtures and other property in the premises shall each look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, the Landlord and the Tenant each hereby release one another or any one claiming through or under each of them by way of subrogation or otherwise from all liability for any loss or damage caused by fire or any of the risks enumerated in standard extended coverage insurance.  This foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance, and also provided that such a policy can be obtained without additional premiums.  The Landlord and Tenant agree that their respective insurance policies will include the aforesaid clause so long as the same is obtainable without extra cost or if extra cost be charged, so long as the party for whose benefit the clause is obtained shall pay such extra cost.  If extra cost shall be chargeable therefor the party so affected shall advise the other of the amount of the extra cost and the other party at its election may pay the same or decline to so pay, in which event the release from liability given to said party by this Article SIXTEEN shall be deemed to be withdrawn and of no force and effect.

          (d)          The Landlord shall keep in full force and effect a policy of insurance against loss or damage by fire and such other risks and hazards as are insurable under standard forms of “all risk” insurance policies, with extended coverage, covering the building, in an amount sufficient to avoid the effects of co-insurance, in such amounts as the Landlord may deem appropriate.

          (e)          If notwithstanding the recovery of insurance proceeds by the Tenant for loss, damage or destruction to its property, the Landlord is liable to the Tenant with respect thereto or is obligated under this lease to repair or restore such damage, the amount of the net proceeds paid to the Tenant shall either be offset against the Landlord’s liability to the Tenant, or shall be made available to the Landlord to pay for the cost of such repair or restoration.

ARTICLE SEVENTEEN
CHANGE IN USE OF PREMISES, SUBLETTING AND ASSIGNMENT

          (a)          The use to be made of the premises by the Tenant and the identity of the Tenant being among the inducements to the making of this lease by the Landlord, the Tenant shall not, without first having obtained the Landlord’s prior written consent thereto, and otherwise in accordance with the terms of this lease, (i) sublet or underlet, or permit the subletting or underletting of the premises or any part thereof; (ii) assign or transfer, by operation of law or transfer of stock or otherwise, this lease or any interest therein; (iii) use or permit the premises or any part thereof to be used for any purposes other than those specified in the lease; (iv) permit the premises or any part thereof to be occupied by anyone other than the Tenant or its officers or employees; or (v) mortgage or encumber this lease or any interest therein.

          (b)          If the Tenant shall desire to assign this lease or to sublet the premises, in whole or in part, the Tenant shall send to the Landlord a written notice (the “Tenant’s Notice”) stating (i) the action which the Tenant proposes; (ii) the portion of the premises with respect to which the Tenant proposes to take such action (the “Affected Premises”); (iii) the principal terms and conditions of the desired assignment or subletting, including without limitation, the rent payable, the proposed commencement and expiration dates of the terms of the desired subletting, or the effective date of the desired assignment; and (iv) such other information as the Landlord shall reasonably request.  The Tenant’s Notice shall also contain a statement directing the Landlord’s attention to the provisions of Article SEVENTEEN (c) of the lease.

          (c)          Within ten (10) business days after receipt of Tenant’s Notice which contains all the information required in paragraph (b) above, the Landlord shall notify the Tenant (the “Landlord’s Notice”) whether it elects to (i) terminate the lease in its entirety, if the desired transaction is an assignment of lease or a subletting of all or substantially all of the premises or (ii) terminate the lease as to the  Affected Premises only if the desired transaction is a subletting of less than substantially all of the premises.  For purposes of this Article SEVENTEEN, a Tenant shall be deemed to be subletting “substantially all of the premises” if the Affected Premises constitutes seventy five (75%) percent or more of the rentable square footage of the premises.  In the event that the Landlord exercises either of the options set forth above, then the Tenant shall have the right, by written notice to the Landlord given not later than the tenth day following the date of the Landlord’s Notice, to withdraw its proposed assignment or subletting of the Premises, and, in such case, the Landlord shall not have the right to terminate the lease, as set forth in the Landlord’s Notice.

          (d)          If the Landlord exercises the option set forth in paragraph (c) (i) above to terminate this lease in its entirety, then (i) the term of this lease shall end and expire with respect to the entire premises on the ninetieth (90th) day following the date of Landlord’s Notice and (ii) the Tenant shall surrender the entire premises to the Landlord on such date, in the same manner and condition as is required by this lease, as if such date were the Expiration Date set forth in this lease, and (iii) fixed rent and additional rent shall be apportioned as of such expiration date.  Instead of terminating the lease, the Landlord may, at its  option, elect to have the Tenant assign all of its right, title and interest in and to this lease to the Landlord, such assignment to be effective as of the date such lease termination would be effective and otherwise on the terms and conditions set forth in this paragraph (d). Upon such assignment,  the Tenant shall be relieved of all liability accruing under this lease after the effective date of such assignment, and the Landlord may thereafter further assign this lease or sublet all or part of the premises to any party and the Tenant shall have no right to any proceeds derived from such assignment or subletting.  In no event shall the provisions of this paragraph (d) relieve the Tenant of any obligations which accrued prior to the termination of this lease or the assignment to the Landlord, as the case may be.

          (e)          If the Landlord exercises the option set forth in paragraph (c)(ii) above to terminate the lease with respect to the Affected Premises, then (i) the term of this lease shall end and expire with respect to the Affected Premises on the ninetieth (90th) day following the date of the Landlord’s Notice and (ii) the Tenant shall surrender the Affected Premises to the Landlord on such date, in the same manner and condition as is required by this lease, as if such date were the Expiration Date set forth in this lease and (iii) fixed rent and additional rent with respect to the Affected Premises shall be apportioned as of such Expiration Date and the Tenant’s prospective rent obligations which are based on square footage (including, without limitation, fixed rent and additional rent payable pursuant to Article THIRTY of this lease) shall be reduced accordingly, and (iv) at the Landlord’s election, either the Landlord, at the Tenant’s expense (provided however, that if the Affected Premises are released by the Landlord within six months of the termination of this lease with respect to such premises, such work shall be at the expense of the Landlord), or the Tenant, at its own expense, shall erect the partitioning required to separate the Affected Premises from the remainder of the premises, create any doors required to provide an independent means of access to the Affected Premises from elevators and lavatories and segregate the wiring and meters and electric current facilities, so that the Affected Premises may be used as a unit for commercial purposes, separate from the remainder of the premises.  If the remaining premises contain the core lavatories, the occupant of the Affected Premises shall have the right to use such lavatories in common with the Tenant.  If the Tenant  performs such work, it shall commence such work promptly upon receipt of Landlord’s Notice and shall proceed to complete such work in a diligent and workmanlike manner.  Instead of terminating the lease with respect to the Affected Premises, the Landlord may, at its option, elect to have the Tenant assign all of its right, title and interest with respect to the Affected Premises to the Landlord, such assignment to be effective as of the date such lease termination would be effective and otherwise on the terms and conditions set forth in this paragraph (e).  Upon the assignment of the lease to the Landlord with respect to the Affected Premises, the Landlord may further assign the lease or sublet all or part of the Affected Premises to any party and the Tenant shall have no right to any proceeds derived from such assignment or subletting.  In no event shall the provisions of this paragraph (e) relieve the Tenant of any obligations with respect to the Affected Premises which accrued with respect to the Affected Premises prior to the termination of the lease or the assignment to the Landlord, as the case may be.

          (f)          In the event the Landlord does not elect either of the alternatives set forth in paragraph (c) (i) or (ii) above, or in the event the Landlord fails to timely deliver the Landlord’s Notice,  the Landlord agrees not to unreasonably withhold or delay its consent to any proposed assignment or subletting, provided, however, that the Landlord shall have the right to condition its consent to any proposed assignment or sublease on the following:

(1) No Event of Default shall have theretofore occurred and be continuing under this lease.

(2) The Tenant shall have delivered to the Landlord the Tenant’s Notice as required by paragraph (b) above.

(3)          With respect to a sublease, the Tenant shall collaterally assign to the Landlord, and grant the Landlord a security interest in, the sublease and the rents payable thereunder and shall take all necessary steps required to perfect such assignment and security interest.

(4)          The sublease shall include provisions to the effect that (i) if the Landlord shall notify the sublessee that the Tenant is in default in the payment of rent or in the performance of its other obligations under this lease, beyond any applicable cure or grace period, the subtenant shall, if so requested by the Landlord, pay all rent and other amounts due under the sublease directly to the Landlord, (ii) notwithstanding any such payment by the subtenant directly to the Landlord, the term of the sublease shall terminate simultaneously with the termination of the term of this lease and the subtenant shall surrender the subleased premises upon such termination, (iii) the sublease shall be subject and subordinate to this lease and to all matters to which this lease is or shall be subordinate, and (iv) any act or omission by the subtenant which, if performed by the Tenant would constitute an Event of Default under the lease, shall also constitute an Event of Default under the sublease.

(5)          The proposed subtenant or assignee shall be reasonably creditworthy in light of the obligations it is undertaking, be of a character, be engaged in a business, and propose to use the premises in a manner, which in the Landlord’s reasonable judgment, is in keeping with the Landlord’s reasonable standards in such respect of the other office tenancies in the building.  The parties acknowledge that the Landlord, as a religious institution, may have special considerations in determining if the business or proposed use of a proposed subtenant or assignee is objectionable, and the parties agree that the Landlord’s judgment in such matters shall be conclusive.

(6)          The proposed assignee or subtenant shall not then be a tenant, subtenant or assignee of any space in the building or any other building then owned, directly or indirectly, by the Landlord, nor shall the proposed subtenant or assignee be a person or entity with whom the Landlord is then negotiating to lease space in the building or any other building then owned, directly or indirectly, by the Landlord.

(7)          The premises may be listed with a broker for any rental rate, but shall not, without the Landlord’s prior consent, be otherwise publicly advertised for subletting at a rental rate less than the prevailing asking rental rate then set by the Landlord for comparable space in the building, and if no comparable space is then available, at the prevailing rental rate set by the Landlord (provided that nothing contained in this subparagraph (7) shall be deemed to prohibit the Tenant from negotiating and consummating a sublease at a lower rental rate).

(8)          The character of the business to be conducted or the proposed use of the premises by the proposed assignee or subtenant shall not (i) be likely to increase the Landlord’s operating expenses beyond that which would be incurred for use by the Tenant or for use in accordance with the standards of use of other tenancies in the building, (ii) increase the burden on elevators over the burden prior to such proposed assignment or subletting, (iii) unreasonably interfere with the use and enjoyment by other tenants in the building of their premises, or (iv) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the premises.

(9)          Any proposed sublease shall provide that in the event of the termination of this lease, or the re-entry or dispossession of the Tenant by the Landlord under this lease, such subtenant shall, at the Landlord’s option, attorn to the Landlord as its sublessor pursuant to the then applicable terms of such sublease for the remaining term thereof, except that the Landlord shall not be (i) liable for any previous act or omission of Tenant as sublessor under such sublease, (ii) subject to any offset which theretofore accrued to such subtenant against the Tenant, (iii) bound by any modification of such sublease not consented to in writing by the Landlord or by any prepayment of rent more than one month in advance, (iv) bound to return such subtenant’s security deposit until it has come into its actual possession and the subtenant would be entitled to its return pursuant to the terms of the sublease, and (v) bound by any obligation to make any payment to any subtenant or perform any work in the premises.

(10)         The proposed assignee or subtenant is not entitled, directly or indirectly, to diplomatic or sovereign immunity, and/or is subject to the service of process in, and the jurisdiction of the courts of New York.

(11) There shall be no more than three (3) subtenants, licensees, or other occupants in the premises, including the Tenant, at any time during the term of the lease.

(12)         The subletting shall end no later than one (1) day before the Expiration Date and shall be for a term of no less than two (2) years, unless it commences less than two (2) years before the Expiration Date of the term.

(13) The term of the sublease or the effective date of any assignment shall not commence prior to the one (1) year anniversary of the Commencement Date.

(14) The assignee shall assume, in writing, all obligations of the Tenant under this lease from and after the date of such assignment.

(15) A fully executed counterpart of the assignment or sublease shall be delivered to the Landlord within five (5) days after execution thereof.

          (g)          In the event the Landlord waives its rights set forth in paragraph (c) (i) and (ii) above, or consents to any assignment or subletting pursuant to this Article SEVENTEEN, and the Tenant fails to execute and deliver an assignment or sublease document, as approved by the Landlord, within six (6) months after the date of Landlord’s Notice, then the Tenant shall again comply with all of the requirements of this Article SEVENTEEN before assigning its interest in this lease, or subletting all or part of the premises, respectively.

          (h)          The Tenant shall pay all of the Landlord’s reasonable costs (including, without limitation, attorneys’ fees and expenses) related to the Landlord’s review of a proposed sublease or assignment and the preparation, review and approval of any assignment of rents, financing statement and other documents related to such sublease or assignment, irrespective of whether consent is granted or the transaction is ultimately consummated.  The Tenant shall also pay the cost of recording or filing any assignment of rents and financing statements.

          (i)          Provided no Event of Default shall have theretofore occurred and be continuing under this lease, the Tenant named herein is authorized to (1) assign the lease to any entity succeeding to the business and assets of the Tenant, whether by way of merger or consolidation or by way of acquisition of all or substantially all of the assets or stock of the Tenant, provided that the acquiring entity shall have assumed in writing the Tenant’s obligations under this lease; or (2) to sublease all or a portion of the premises or assign the lease to an entity which shall (x) control, (y) be under the control of, or (z) be under common control with the Tenant (an entity described in (x), (y) or (z) being a “Related Entity”).  “Control” shall mean direct or indirect ownership of more than fifty percent (50%) of each class of stock which is authorized to vote of a corporation or other majority equity and control interest if not a corporation and the possession, directly or indirectly, of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract.  Upon making a sublease or assignment to any Related Entity, the Tenant shall notify the Landlord and certify to the Landlord the manner in which such Related Entity is related to the Tenant and the purposes for which the premises will be used.  Any subletting or assignment described in this paragraph (i) shall be on notice to Landlord but shall not require the prior written consent of the Landlord and may only be made on the condition that (a) the subtenant or assignee shall continue to use the premises for the purposes permitted in this lease, and (ii) the principal purpose of such sublease or assignment is not the acquisition of the Tenant’s interest in this lease, or to circumvent the provisions of paragraph (a) of this Article SEVENTEEN.  In the event of an assignment pursuant to the provisions of clause (1) of this paragraph (i), the successor entity, after giving effect to such merger, consolidation or acquisition, shall have a tangible net worth, exclusive of good will, computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of the Tenant as of the date of this lease.  The provisions of paragraph (c) of this Article and the provisions of paragraph (k) of this Article shall not apply to a subleasing or assignment made pursuant to the provisions of this paragraph (i).

          (j)          For purposes of this Article SEVENTEEN, an “assignment” shall be deemed to include, whether occurring at one time or over a period of time through a series of transfers, a sale or transfer of fifty (50%) percent or more of beneficial interest in the Tenant, or the issuance of additional stock where the issuance of such additional stock will result in a change of “control” (as defined in paragraph (i)) in the Tenant.  The transfer of shares or issuance of additional stock of the guarantor for purposes of this Article SEVENTEEN shall not include the issuance and sale of shares as part of any public offering, or any sale of shares, which sale is effected through the “over-the-counter market” or through any nationally recognized exchange.  Notwithstanding the foregoing, the Landlord’s consent shall not be required, and there shall be no right of recapture, in connection with any deemed assignment pursuant to this paragraph (j) so long as the Net Worth of the Tenant immediately following such deemed assignment is not less than Tenant’s Net Worth as of the date of this lease.

          (k)          In the event the Landlord, in its sole discretion, authorizes the Tenant to assign the lease or to sublet all or a portion of the premises (other than an assignment or subleasing authorized by paragraph (i) above), the Tenant named herein shall pay to the Landlord, monthly, as additional rent, one-half of all Tenant’s Profit. “Tenant’s Profit” shall mean all consideration received by the Tenant (other than rental or consideration received by the Tenant under a sublease or assignment entered into pursuant to paragraph (i) of this Article), less (i) the rent, payable by the Tenant under this lease for the period in question (exclusive of any amount payable by the Tenant under this subparagraph (k)), such rent to be pro-rated if less than all of the premises are sublet, (ii) any brokerage commissions (not exceeding 110% of those set forth in Landlord’s brokerage commission schedule as published from time to time) and reasonable legal fees paid by the Tenant in connection with such subletting or assignment, (iii) any sums payable by the Tenant to the Landlord pursuant to the provisions of paragraph (h) of this Article, (iv) any payments made by the Tenant in connection with the assignment of its interest in this lease pursuant to Article 31-B of the Tax Law of the State of New York or any real property transfer tax of the United States or the City or State of New York (other than income taxes) and (v) the reasonable costs of alterations needed to prepare the premises for subletting.  In the case of a sublease, the expenses set forth in (ii), (iii) and (v) shall be amortized on a straight-line basis over the term of the sublease.  In the case of an assignment, if the consideration to be paid to the Tenant shall be paid in installments, the expenses  set forth in (ii) through (iv) shall be amortized over the period during which the installments are to be paid.

          (l)          No consent given by the Landlord shall be deemed to permit any act except the act to which it specifically refers, or to render unnecessary any subsequent consent, and any assignment or subletting of the premises shall not relieve the Tenant or any mesne assignee from any obligations, duty or covenant under this lease.  No assignment, transfer, mortgage, encumbrance, subletting or arrangement in respect of the occupancy of the premises shall create any right in the assignee, transferee, mortgagee, subtenant or occupant, unless the consent of the Landlord shall first have been obtained, in accordance with the provisions of this Article SEVENTEEN.  Any assignee by accepting an assignment shall nevertheless be conclusively deemed to have assumed this lease and all obligations already accrued or to accrue thereunder and further to have agreed to fully and duly perform all the Tenant’s covenants herein contained.  If the Tenant shall, at any time, be in default in the payment of rent, the Landlord shall have the right to collect rent from any assignee or subtenant, and credit the same to the account of the Tenant, and no such collection shall constitute a waiver of the foregoing covenant or the acceptance of anyone other than the Tenant, as tenant, or shall otherwise release, impair or otherwise affect any obligation of the Tenant under this lease.

          (m)          The Tenant shall remain fully liable for the performance of all of the Tenant’s obligations hereunder not-with-standing anything provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to the Landlord for all acts and omissions of any subtenant or assignee  or anyone claiming under or through any such person which shall be in violation of any of the obligations of this lease and any such violation shall be deemed to be a violation by the Tenant.  Upon any termination of this lease, it is expressly agreed that the Tenant shall deliver to the Landlord all subleases, security deposits (including interest), contracts, documents, rent rolls and other records used in the operation of the premises and, unless the sublease shall have previously terminated and the security deposit returned to subtenant or applied as provided by the sublease, all security deposits held by the Tenant.

          (n)          With respect to any present or future subleases, the Tenant shall not accept prepayment of rent prior to its due date in excess of one month (but the provisions of the foregoing shall not prohibit the Tenant from collecting from any subtenant a security deposit provided such security deposit is delineated in the sublease as being not advance rent, but security, returnable to the subtenant after the termination of the term of the sublease).  The Tenant agrees to indemnify and save the Landlord harmless from and against any claim or lien against the Landlord or the premises for the return of any security under any subleases with a subtenant which was not previously delivered to the Landlord and agrees further that all subleases hereafter made with subtenants shall provide that the lease security deposited by the subtenant shall not be a lien or claim against the interest of the Landlord.

(o)          (i)  If the Tenant assumes this lease and proposes to assign the same pursuant to the provisions of 11 U.S.C. Section 101 et. seq (the “Bankruptcy Code”) to any person or entity who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to the Tenant, then notice of such proposed assignment shall be given to the Landlord by the Tenant no later than twenty (20) days after receipt by the Tenant of such bona fide offer, but in any event no later than ten (10) days prior to the date that the Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption.  Such notice shall set forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) adequate assurance of future performance by such person under this lease, including, without limitation, the assurance referred to in Section 365 (b)(3) of the Bankruptcy Code.  The Landlord shall have the prior right and option, to be exercised by notice to the Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commission which would be payable in connection with such assignment.

(ii)          The term “adequate assurance of future performance” as used in this lease shall mean that any proposed assignee shall, among other things: (a) deposit with the Landlord on the assumption of this lease an amount equal to the then-fixed rent and additional rent as security for the faithful performance and observance by such assignee of the terms and obligations of this lease, which sum shall be held in accordance with the provisions of Article TWENTY-NINE hereof; (b) furnish the Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a Net Worth of at least two (2) times the Net Worth of the Tenant named herein as of the date of this lease for each of such three (3) years; (c) grant to the Landlord a security interest in such property of the proposed assignee as the Landlord shall deem necessary to secure such assignee’s future performance under this lease; and (d) provide such other information or take such action as the Landlord, in its reasonable judgment, shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under this lease.

          (p)          Notwithstanding anything to the contrary contained herein, no assignment or subletting by the Tenant, nor any other transfer or vesting of the Tenant’s interest hereunder (whether by merger, operation of law or otherwise), shall be permitted if the proposed assignment or sublease (i) provides for a rental or other payment for the leasing, use, occupancy or utilization of all or any part of the premises based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales or (ii) does not provide that such assignee or subtenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of all or any portion of the premises which provides for a rental or other payment for such use, occupancy or utilization based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales.

          (q)          Anything hereinabove to the contrary notwithstanding, provided no Event of Default shall have occurred and be continuing under this lease, the Tenant shall have the right, without the Landlord’s consent and without being subject to the Landlord’s right of recapture in paragraph (c), to sublet up to 10,000 square feet of the premises.  Any such demising of the sublet space shall be performed in accordance with all Legal Requirements at no expense to the Landlord.  The provisions of paragraph (k) of this Article SEVENTEEN with respect to Tenant’s Profit shall apply to any such subletting.

ARTICLE EIGHTEEN
WAIVER AND SURRENDER; REMEDIES CUMULATIVE

          No consent or waiver of any provision hereof or acceptance of any surrender shall be implied from any act or forbearance by the Landlord.  No agreement purporting to accept a surrender of this lease, or to modify, alter, amend or waive any term or provision thereof, shall have any effect or validity whatever, unless the same shall be in writing, and executed by the Landlord and by the Tenant, and be duly delivered, nor shall the delivery of any keys to anyone have any legal effect, any rule or provision of law to the contrary notwithstanding.  Any consent, waiver or acceptance of surrender, in writing, and properly executed and delivered as aforesaid, shall be limited to the special instance for which it is given, and no superintendent or employee, other than an officer of the Landlord or of its managing agent, and no renting representative shall have any authority to accept a surrender of the premises, or to make any agreement or modification of this lease, or any of the terms and provisions hereof.  No provision of any lease made by the Landlord to any other tenant  of the building shall be taken into consideration in any manner whatever in determining the rights of the Tenant herein.  No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement on any check, nor any letter accompanying any such payment of rent be deemed an accord and satisfaction (unless an agreement to accept a lesser amount be signed by the Landlord), but the Landlord may accept such payment without prejudice to the Landlord’s full right to recover the balance of such rent and to institute summary proceedings therefor.  If the Tenant is in arrears in the payment of fixed rent or additional rent or any other sum which may become payable under this lease, the Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as the Landlord, in its sole discretion, shall determine, irrespective of any such designation or request by the Tenant as to the items against which any such payments shall be credited.  The receipt by the Landlord of any fixed rent, or additional rent or of any other sum of money which may be payable under this lease, or of any portion thereof, shall not be deemed a waiver of the right of the Landlord to enforce the payment of any sum of any kind previously due or which may thereafter become due under this lease, or of the right to forfeit this lease by such remedies as may be appropriate, or to terminate this lease or to exercise any of the rights and remedies reserved to the Landlord hereunder, and the failure of the Landlord to enforce any covenant or condition (although the Tenant shall have repeatedly or continuously broken the same without objection from the Landlord) shall not estop the Landlord at any time from taking any action with respect to such breach which may be authorized by this lease, or by law, or from enforcing said covenant or any other covenant or condition on the occasion of any subsequent breach or default.  The various rights, remedies, powers and elections of the Landlord, as provided in this lease or created by law, are cumulative, and none of them shall be deemed to be exclusive of the others, or of such other rights, remedies, powers or elections as are now or may hereafter be conferred upon the Landlord by law or equity.

ARTICLE NINETEEN
NO REPRESENTATIONS AS TO PREMISES,
CERTIFICATE OF OCCUPANCY AND USE

          The Tenant represents to the Landlord that the Tenant has made, or caused to be made, a careful inspection of the premises and that the Tenant has made an examination of the certificate of occupancy of the building and that the area and present condition of the premises are in all respects satisfactory to the Tenant, except (if at all) as may herein otherwise be expressly stated in the Work Letter annexed hereto or elsewhere in this lease. The Tenant acknowledges that no representations or promises have been made by the Landlord or the Landlord’s agents with respect to the premises or the building or the Certificate of Occupancy thereof, except as in this lease set forth, and no rights, easements or licenses are acquired by the Tenant except as expressly set forth herein.  The statements contained in this lease regarding the use of the premises by the Tenant shall not be deemed a representation or warranty by the Landlord that such use is lawful or permitted by the Certificate of Occupancy of the building.  This Article NINETEEN shall not limit Landlord’s repair and maintenance obligations as set forth elsewhere in the lease.

ARTICLE TWENTY
LIMITATION OF LANDLORD’S LIABILITY

          (a)          The Tenant shall make no claim upon the Landlord for abatement of rent, constructive eviction, rescission, or otherwise, and the Landlord shall be exempt from all liability, except for injuries to the Tenant’s person or property which are due to the negligence or willful misconduct of the Landlord, its agents, servants or employees, for or on account of any annoyance, inconvenience, interference with business, or other damage, caused by: (i) any interruption, malfunction or curtailment of the operation of the elevator service, heating plant, sprinkler system, gas, water, sewer or steam supply, plumbing, machinery, electric equipment or other appurtenances, facilities, equipment and conveniences in the building, whether such interruption, malfunction or curtailment be due to breakdowns, or repairs, or strikes or inability to obtain electricity, fuel or water due to any such cause or any other cause beyond the Landlord’s control; (ii) any work of repair, alteration, renovation or replacement done by or on behalf of the Landlord or any other tenant; (iii) any water, rain, snow, steam, gas, electricity or other element, which may enter, flow from or into the premises or any part of the building, or any noise or vibration audible in, or transmitted to the premises; (iv) any vermin; (v) any falling paint, plaster or cement; (vi) any interference with light or with other easements or incorporeal hereditaments; (vii) any latent defect or deterioration in the building or the appurtenances thereof, whether or not the Landlord shall have been notified of any condition allegedly causing same; (viii) any zoning ordinance or other acts of governmental or public authority now or hereafter in force; and (ix) any act or omission of any other occupant of the building or other person temporarily therein.  The Tenant will not hold the Landlord liable for any loss or theft of, or damage to, any property in the premises done or caused by any employee, servant, or agent of the Landlord who is invited into the premises by the Tenant, nor for the loss, damage or theft of any property stored or left in the basement or in any other part of the building, which is not enclosed within the premises or of any property, left with any employee of the Landlord, notwithstanding such theft, loss or damage may occur through carelessness or negligence of the Landlord’s employees; and the Tenant agrees that any employee in entering the premises at the invitation of the Tenant or accepting custody of property shall be then deemed agent of the Tenant or other person at whose instance he may be acting, and not agent of the Landlord.  The Landlord’s employees are not permitted to receive or accept packages or property for account of Tenants.  The use of storerooms or storage space for personal property (if provided) shall be at the Tenant’s risk and the Tenant will not hold the Landlord liable for any loss of or damage to person or property therein or thereby.  Nothing in this lease contained shall impose any obligation upon the Landlord with respect to any real property other than the building, whether said other real property be owned by the Landlord or otherwise, or shall in any way limit the Landlord’s right to build upon or otherwise use said other real property in such manner as the Landlord may see fit.  The Tenant shall make no claim upon the Landlord for abatement of rent, constructive eviction or rescission, and the Landlord shall have no liability by reason of the Landlord’s failure to enforce the provisions of the lease to any other tenant against such other tenant.

          (b)          Any right and authority reserved by and granted to the Landlord under this lease, to enter upon and make repairs in the premises shall not be taken as obligating the Landlord to inspect and to repair the premises and the Landlord hereby assumes no responsibility or liability for the care, inspection, maintenance, supervision, alteration or repair of the premises except as herein specifically provided.  The Tenant assumes possession and control of the premises and exclusively the whole duty of care and repair thereof, except as herein specifically provided, and the duty of care, if any, owed by the Tenant to the persons on the sidewalks or in the corridors of the building.

          (c)          The officers, directors, employees, partners, shareholders, and principals, direct or indirect, comprising the Landlord (collectively, the “Parties”) shall not be liable for the performance of the Landlord’s obligations under this lease.  The Tenant shall look solely to the Landlord to enforce the Landlord’s obligations under this lease and shall not seek any damages against any of the Parties.  The liability of the Landlord for the Landlord’s obligations under this lease shall be limited to Landlord’s Equity in the building.  “Landlord’s Equity” as used herein means the lesser of (i) the interest of the Landlord in and to the building and (ii) the interest the Landlord would have in the building if it were encumbered by an indebtedness held by a person not a party to this lease in an amount equal to 75% of the then-current fair market value of the building (as such value of such interest is determined in good faith by the Landlord).  The Tenant shall not look to any other property or assets of the Landlord, other than Landlord’s Equity, or the property or assets of any of the Parties in seeking either to enforce the Landlord’s obligations under this lease or to satisfy a judgment for the Landlord’s failure to perform such obligations.

          (d)          The term “Landlord” as used in this lease, means only the owner for the time being of the building.  If the Landlord shall hereafter sell, exchange, transfer or lease the entire building or the land and building wherein the premises are located, or, being the lessee thereof, shall assign its lease, the grantee, lessee, or assignee thereof, as the case may be, shall, without further agreement by any party, be conclusively deemed to be the Landlord of this lease and to have assumed and undertaken to carry out all of the obligations hereof on the part of the Landlord to be performed, and the Tenant does hereby release the above-named Landlord from any claim or liability arising or accruing hereunder subsequent to such transfer of ownership or possession, for breach of the covenant of quiet enjoyment, or otherwise.

          (e)          If the lease provides that the Landlord’s consent is not to be unreasonably withheld or delayed, and it is the final order of any court having jurisdiction thereof that the Landlord has been unreasonable,  the only effect shall be that the Landlord shall be deemed to have given such consent; but in no event shall the Landlord be liable to the Tenant for any monetary damages by reason of the withholding or delaying of its consent.

ARTICLE TWENTY-ONE
INDEMNITY BY TENANT

          The Tenant hereby indemnifies and agrees forever to save harmless the Landlord against any and all liabilities, penalties, claims, damages, expenses (including, without limitation, attorneys’ fees whether in a proceeding between the Landlord and the Tenant or between the Landlord and any third party) or judgments, arising from injury to person or property of any kind, to the extent occasioned wholly or in part by the Tenant’s failure to perform or abide by any of the covenants of this lease or to the extent occasioned wholly or in part by any negligent act or acts, omission or omissions of the Tenant, or of the employees, customers, agents, assigns, invitees or licensees or under-tenants of the Tenant, or based on any matter or thing occurring in the premises and growing out of the Tenant’s use or occupation of the premises or any part of the building.  Notwithstanding the foregoing, the Tenant shall not be obligated to indemnify the Landlord from liability arising from the negligence or willful misconduct of the Landlord or the Landlord’s agents, servants or employees in the operation or management of the premises or the building. The Tenant shall not do or permit any act or thing to be done upon the premises which may subject the Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violations of any requirements of law with which the Tenant is obligated to comply under this lease, and the Tenant shall exercise such control over the premises as to protect the Landlord against any such liability.  In case any claim, action or proceeding is made or brought against the Landlord by reason of any such claim, the Landlord shall give prompt written notice to the Tenant of such claim and the Tenant, upon written notice from the Landlord, shall, at the Tenant’s sole cost and expense, resist or defend and control the defense and/or settlement of such action or proceeding by counsel approved by the Landlord in writing, such approval not to be unreasonably withheld or delayed.  The Landlord agrees that counsel for the Tenant’s insurance carrier shall be deemed satisfactory.  If the damages sought by the party asserting such claim exceed the limits of the Tenant’s insurance coverage, or if the Landlord has separate material defenses which would conflict with those of the Tenant, the Landlord shall be entitled to have its own counsel participate with the Tenant’s counsel in resisting or defending such action and the Tenant shall reimburse the Landlord for any reasonable cost it incurs in connection therewith.  The provisions of this Article TWENTY-ONE shall survive the expiration or sooner termination of this Lease.

ARTICLE TWENTY-TWO
NOTICES

          Any notice which is to be given by either party to the other pursuant to this lease shall be in writing and shall be given as follows: (a) if such notice is to be given by the Landlord to the Tenant, such notice may be given personally by delivering the same to the Tenant, at 2315 Broadway, New York, New York 10024, Attn: Chief Financial Officer, with a copy to Seth A. Akabas, Esq., Akabas & Cohen, 488 Madison Ave., 11th Floor, New York, NY 10022, or by registered or certified mail, postage prepaid, return receipt requested, or by nationally recognized overnight service providing evidence of delivery, addressed to the Tenant at such address, or such other address as the Tenant shall hereafter designate in writing;  (b) if such notice is to be given by the Tenant to the Landlord, such notice shall be given  by registered or certified mail, postage prepaid, return receipt requested, or by nationally recognized overnight service providing evidence of delivery, addressed to the Landlord at 74 Trinity Place, New York, New York, 10006, Attention: Director of Commercial Real Estate Leasing, or at such other address as the Landlord shall hereafter designate in writing.  Any notice shall be deemed to have been given on the date when same shall have been delivered, in the case of personal delivery, or two business days after the same shall have been properly mailed in the case of certified or registered mail, or on the first following business day if sent by overnight mail service.  The attorneys for either party shall have the right, but not the obligation, to send notices on behalf of their respective clients.  Notwithstanding the foregoing, all bills may be sent directly to the Tenant by regular mail.

ARTICLE TWENTY-THREE
INSOLVENCY

(a) Each of the following shall be a “Bankruptcy Event” hereunder:

(1) if the Tenant shall generally not, or shall be unable to, or shall admit its inability to, pay its debts as they become due; or

(2) if the Tenant shall make a general assignment for the benefit of creditors; or

(3)          if the Tenant shall commence or institute any case, proceeding or other action (i) seeking  relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

(4)          if any case, proceeding or other action shall be commenced against or instituted against the Tenant (i) seeking an order for relief entered against the debtor in a bankruptcy or insolvency proceeding or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either case (x) results in the entry of any order for relief, adjudication of bankruptcy or insolvency, or such an appointment or the issuance or entry of any other order having a similar effect or (y) remains undismissed for a period of sixty (60) days; or

(5)          if any case, proceeding or other action shall be commenced or instituted against the Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the Tenant’s property which results in the entry of an order for such relief which is not vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(6) if the Tenant shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in any of clauses (2) through (5) above; or

(7) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of the Tenant and such appointment is not vacated or stayed within seven days.

          (b)          If at any time (i) the Tenant’s obligations under this lease have been guaranteed by any party other than the Tenant, or (ii) the Tenant’s interest in this lease has been assigned, the word “Tenant” as used in this Article TWENTY-THREE shall be deemed to mean any one or more of the persons primarily or secondarily liable for the Tenant’s obligations under this lease.  Any moneys received by the Landlord from or on behalf of the Tenant during the pendency of any Bankruptcy Event shall be deemed paid as compensation for the use and occupation of the premises and the acceptance of any such compensation by the Landlord shall not be deemed an acceptance of rent or a waiver by the Landlord of any rights under Articles TWENTY-THREE or TWENTY-FIVE.

          (c)          If a Bankruptcy Event occurs at any time after the execution and delivery of this lease, whether such event occurs prior or subsequent to the Commencement Date or the Tenant’s entry into possession, such an event shall be deemed an Event of Default and the Landlord shall have the right to terminate this lease in the manner hereinafter provided.  In the event of such termination, the Tenant or any person claiming under, by or through the Tenant, by virtue of any statute or of an order of any court, shall not be entitled to possession or to remain in possession of the premises but shall forthwith quit and surrender same.  Exclusive of and in addition to any other rights or remedies the Landlord may have through any other portion or provision of this lease or by virtue of any rule of law or statute, said Landlord may keep and retain, as damages, any rent, security, deposit or other moneys or consideration received by the Landlord from the Tenant, or others on behalf of the Tenant.  Also, in the event of termination of this lease as aforesaid, the Landlord shall be entitled, as and for liquidated damages, and not as a penalty, from the Tenant for breach of the unexpired term of this lease, to a sum equal to the amount by which the rent for the period of the unexpired portion of the lease term exceeds the then fair and reasonable rental value for the same period, both discounted to present value at four percent (4%).  If at any time within a reasonable period following the date of the termination of the lease, as aforesaid, the premises should be re-rented by the Landlord, the rent realized by any re-letting shall be deemed prima facie to be the rental value.  In the event of the occurrence of any Bankruptcy Event occasioned solely through the invocation by the Tenant or by third parties of the laws of the State of New York, judicial or statutory, as distinguished from the invocation of Federal laws relating to bankruptcy, reorganization, or otherwise, the Landlord, in addition to the foregoing, may accelerate the full amount of rent reserved for the remainder of the lease, and the same shall forthwith become due and payable to the Landlord.  Nothing herein provided shall be deemed to prevent or restrict the Landlord from proving and receiving as damages herein the maximum permitted by any rule of law or statute prevailing when such damages are to be proved, whether they be greater or less than those referred to above.

ARTICLE TWENTY-FOUR
REMEDIES OF THE LANDLORD
ON DEFAULT IN PERFORMANCE BY THE TENANT

          (a)          If the Tenant shall default in the full and due performance of any covenant of this lease, the Landlord shall have the right, upon ten (10) business days’ written notice to the Tenant (except in an emergency  or unless a shorter period of notice or provision for the performance of such work without notice is elsewhere established), to perform the same for the account of the Tenant, and in such event all workman employed by the Landlord shall be deemed the agents of the Tenant, and any reasonable payment made, and expense incurred, by the Landlord in this connection, shall forthwith become due and payable by the Tenant to the Landlord.  If the Landlord is compelled to incur any expenses or incur any obligation for the payment of money, including, without limitation, reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding instituted by the Tenant or any third party by reason of any Event of Default hereunder, the sum or sums so paid by the Landlord with all interest, costs and damages, shall be deemed immediately due to the Landlord upon demand as additional rent.  Any and all sums payable by the Tenant to the Landlord shall bear interest at the lesser of (x) one and one-half per cent (1½%) per month or (y) the maximum rate permitted by applicable law from the due date to the date of actual payment, and any and all such sums (except the fixed rent hereinabove expressly reserved) shall be deemed to be additional rent for the period prior to such due date, and the Landlord shall have the same remedies for default in the payment of such additional rent as for default in the payment of the rent expressly reserved.  If the Tenant’s term shall have expired at the time of the making of such expenditures or incurring such obligations, such sums shall be recoverable by the Landlord as damages.

          (b)          In the event that under the provisions of this lease the Landlord shall have the privilege of performing any covenant in respect of which the Tenant may be in default, beyond any applicable cure or grace period, and of recovering the expenses so involved from the Tenant as additional rent or otherwise, such remedy shall not be the exclusive remedy of the Landlord but the Landlord may, at its option, treat such default as a breach of substantial obligation of this lease and shall have all the other remedies in respect thereof provided in this or any other Article of this lease.

ARTICLE TWENTY-FIVE
DEFAULT

(a) Each of the following events shall be an “Event of Default” hereunder:

(1)          if the Tenant shall default in the payment when due of any installment of fixed rent or any item of additional rent when same shall be due and such default shall continue for a period of five business days after notice from the Landlord; provided, however, that the Tenant shall be entitled to receive from the Landlord no more than two (2) notices in any twelve (12) month period of its failure to pay rent; or

(2)          if the Tenant shall default in the observance or performance of any term, covenant or condition of any other lease with the Landlord or the Landlord’s predecessor in interest beyond the expiration of any grace period set forth in such other lease; or

(3) if the premises shall be abandoned; or

(4) if a Bankruptcy Event shall occur; or

(5) Intentionally omitted.

(6)          if the Tenant’s interest or any portion thereof in this lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted by Article SEVENTEEN hereof; or

(7)          if the lease is assigned, or all or part of the premises are sublet to a Related Entity and such Related Entity shall no longer (x) control, (y) be under the control of, or (z) be under common control with the Tenant (except for a permitted successor by merger, consolidation or purchase as may be permitted by Article SEVENTEEN); or

(8)          if the Tenant’s obligations under this lease have been guaranteed by any party and if the guarantor shall default in the observance or performance of any of the terms of the guaranty or if the guarantor shall repudiate the guaranty, or if the guaranty shall terminate or be terminated for any reason without the prior written consent of the Landlord or in accordance with the terms thereof, provided, however, that such default, repudiation or termination shall not be an Event of Default if the Tenant shall cure the condition giving rise to such default on or before the expiration of the applicable grace period, and delivers to the Landlord a certified check equal to the amount of the security deposit then required in accordance with the terms of this lease, such amount to be held and applied by the Landlord in accordance with the provisions of Article TWENTY-NINE; or

(9)          if the Tenant shall default in the observance or performance of any other term, covenant or condition of this lease and the Tenant shall fail to remedy such default within ten (10) days after written notice from the Landlord to the Tenant of such default, except that if the default is of such a nature  that it cannot with due diligence by remedied within such ten-day period, the Tenant shall not be in default if the Tenant shall commence within said ten-day period and thereafter diligently proceed to complete all steps necessary to remedy such default, and further, so long as the extension of such cure period shall not (i) subject the Landlord or any superior lessor or mortgagee to prosecution for a crime or any other fine or charge, (ii) subject the premises, the building or the land upon which the building is located to being condemned or vacated, (iii) subject the land or the building to any lien or encumbrance, or (iv) result in the termination of any superior lease or mortgage.

          (b)          If an Event of Default shall occur, the Landlord may, at any time thereafter and at its option, give the Tenant ten (10) days written notice of its intention to terminate this lease, and in such event, on the tenth day following the giving of such notice, this lease and the term and all rights of the Tenant under this lease shall expire and terminate as if that were the Expiration Date and the Tenant shall immediately quit and surrender the premises, but the Tenant shall nonetheless be liable for all of its obligations hereunder, as provided for in Article TWENTY-SIX.

          (c)          Notwithstanding the foregoing, if such termination is stayed by order of any court having jurisdiction over any proceeding which constitutes a Bankruptcy Event, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, the Tenant or the Tenant as debtor-in-possession shall fail to assume the Tenant’s obligations under this lease within the period provided therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if the trustee, the Tenant or the Tenant as debtor-in-possession shall fail to provide adequate assurance of the complete and continuous future performance of the Tenant’s obligations under this lease as provided in Article SEVENTEEN (o), the Landlord, to the extent permitted by law or by leave of the court having jurisdiction over the proceeding constituting the Bankruptcy Event, shall have the right, as its election, to terminate this lease on five (5) days’ notice to the Tenant, the Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this lease shall cease and expire as aforesaid the Tenant, the Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the premises as aforesaid.

          (d)          If an Event of Default described in clause (a)(1) shall occur, or if this lease shall be terminated in accordance with the provisions of clauses (b) and (c) above, the Landlord, without notice, may reenter and repossess the premises, without being liable to indictment, prosecution or damages therefor and may dispossess the Tenant by summary proceedings or otherwise.

          (e)          If an Event of Default shall occur prior to the date fixed as the commencement of any renewal or extension of this lease, and be continuing through such date, the Landlord may cancel and terminate such right of renewal or extension by written notice to the Tenant.

ARTICLE TWENTY-SIX
REMEDIES AND DAMAGES

          (a)          If an Event of Default shall occur and if this lease shall be terminated as provided in Article TWENTY-FIVE:

(i)          The Landlord and its agents may immediately, or at any time thereafter, re-enter the premises and remove all persons and property therefrom, either by summary dispossess proceedings, or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy the premises, together with all additions, alterations, installations and improvements, and no entry by the Landlord shall be deemed an acceptance of surrender.

(ii)          The Landlord may, at its option, re-let the premises in whole or in part, for such term or terms and for such rentals and upon such other conditions, which may include concessions and free rent periods as the Landlord, in its sole discretion, determine, even though the same may extend beyond the Expiration Date.  The Landlord shall have no liability to the Tenant to re-let the premises and the failure or refusal of the Landlord to re-let the premises or any part thereof, or if the premises are re-let, the failure of the Landlord to collect the rent under such re-letting, shall not relieve the Tenant of any liability under this lease.  The Landlord may, at its option, make such repairs, replacements, alterations, additions, improvements and other physical changes in and to the premises as the Landlord, in its sole discretion, considers advisable or necessary in connection with any such re-letting.  Any such re-letting shall, as the Landlord’s option, be either for the Landlord’s own account, or as the agent for the Tenant.

          (b)          The Tenant, on its behalf and on behalf of all persons claiming through or under the Tenant, including all creditors, hereby expressly waives (i) any and all right to regain possession of the premises or to reinstate or redeem this lease under any present or future law; (ii) the service of any notice demanding rent except as expressly provided herein, or stating an intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law; and (iii) any and all rights of redemption and all other rights to regain possession or to reinstate this lease, after (x) the Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (y) any re-entry by the Landlord, or (z) any expiration or termination of this lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this lease.  Except as otherwise provided by law, the Tenant waives and will waive all right to trial by jury in any summary proceedings and in any other proceeding or action at law hereafter instituted by the Landlord against the Tenant in respect of this lease, and also in any action or proceeding between the parties hereto for any cause; and it is hereby agreed, that in any of such events, the matter in dispute shall be tried before a judge without a jury.  In the event the Landlord shall commence any action or summary proceeding for non-payment of rent, or other breach of any of the terms, covenants or conditions of this lease, the Tenant agrees not to interpose any counterclaim of whatever nature or description in any such action or proceeding, except for mandatory counterclaims, if any.  The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning.  In the event of a breach or threatened breach by the Tenant, or anyone claiming by, through or under the Tenant, of any of the covenants or provisions hereof, the Landlord shall have the right to obtain an injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for.  The remedies set forth herein are cumulative and the mention in this lease of any remedy shall not preclude the Landlord from exercising any other remedy allowed at law or in equity.

          (c)          If this lease and the term shall expire as provided in Article TWENTY-FIVE, or by or under any summary proceeding or any other action or proceeding by the Landlord against the Tenant or any person claiming by, through or under the Tenant, or if the Landlord shall re-enter the premises as provided in paragraph (a) above, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(i)          The Tenant shall pay to the Landlord all fixed rent and additional rent and other charges payable under this lease by the Tenant to the Landlord to the date upon which this lease and the term shall have expired or has been terminated by the Landlord;

(ii)          The Tenant shall also be liable for and shall pay to the Landlord, as liquidated damages, any deficiency (the “Deficiency”) between the fixed rent and additional rent reserved in this lease for the period which would have constituted the unexpired portion of the term (including any renewal term exercised by the Tenant prior to the termination of this lease or re-entry by the Landlord, and in such case the additional rent for the renewal term shall be assumed to be the same as was payable for the year immediately preceding such termination or re-entry) and the net amount, if any, actually received by the Landlord from any re-letting of the premises pursuant to paragraph (a)(ii) above.  The Landlord shall be entitled to deduct from the rentals actually collected under any re-letting all of the reasonable expenses which Landlord incurred by reason of the Tenant’s default and in connection with such re-entry and re-letting, including, but not limited to, all repossession costs, legal expenses, brokerage commissions, attorneys’ fees, court costs and disbursements, the cost of repairs, re-decoration and alterations in preparing the premises for re-letting, and the amount of rent concessions and work allowances and the like granted in connection with such re-letting.  The Deficiency shall be paid in monthly installments by the Tenant on the days specified in this lease for payment of installments of fixed rent, and the Tenant shall not be entitled to withhold any such payment until the Expiration Date set forth in this Lease. The Landlord shall be entitled to recover from the Tenant each monthly Deficiency as the same arises, and no suit to collect the amount of the Deficiency for any month shall prejudice the Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding.

(iii)          Whether or not the Landlord shall have collected any monthly Deficiency, the Landlord shall be entitled to recover from the Tenant, and the Tenant shall pay to the Landlord on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, and not as a penalty, a sum equal to the amount by which the rent for the period of the unexpired portion of the lease term (commencing on the date immediately succeeding the last day with respect to which a Deficiency payment, if any, was collected) exceeds the then fair and reasonable rental value of the premises for the same period, both discounted to present value at four percent (4%).  If, before presentation of proof of such liquidated damages to any court, the premises, or any part thereof, shall have been relet by the Landlord for the period which would have constituted the unexpired portion of the term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the premises so relet.

          (d)          The liability of the Tenant shall survive the issuance of a final order and warrant of dispossess, and re-entry by the Landlord, and any other termination of this lease as a result of an Event of Default, and the granting by the Landlord of a new lease upon the premises to another tenant, and the Tenant hereby waives any defense which might be predicated upon any of said acts or events.  If the premises are re-let together with any other space in the building, the rental collected and the expenses incurred in connection with such re-letting shall be apportioned as reasonably determined by the Landlord.  In no event shall the Tenant be entitled to receive any rents collected or payable under any re-letting, whether or not such rents exceed the fixed rent reserved under this lease.  Nothing contained in Articles TWENTY-FIVE or TWENTY-SIX shall be deemed to limit or preclude the recovery by the Landlord from the Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which the Landlord may be entitled in addition to the damages set forth in paragraph (c) above.

ARTICLE TWENTY-SEVEN
SURRENDER AT EXPIRATION

          Upon the expiration or any termination of the term of this lease, the Tenant shall quit and surrender the premises, together with any fixtures, equipment or appurtenances installed in the premises at the commencement of this lease, and any alterations, decorations, additions and improvements which are not to be removed in compliance with the provisions of Article FOUR hereof, to the Landlord, in good order and condition, ordinary wear and tear and casualty excepted.  The Tenant shall remove all its furnishings, trade fixtures, stock in trade and like personal property in accord with the requirements of Article FOUR, so as to leave the premises broom-clean and in an orderly condition.  If the last day of the term of this lease falls on Saturday or Sunday, this lease shall expire on the business day immediately preceding.   The Tenant’s obligation to observe and perform this covenant shall survive the expiration or other termination of the term of this lease.  The Tenant expressly waives, for itself and for any person claiming by, through or under the Tenant, any rights which the Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules or any law of like import then in force in connection with any holdover summary proceedings that the Landlord may institute to enforce the provisions of this Article.  The Tenant acknowledges that possession of the premises must be surrendered to the Landlord on the Expiration Date.  The parties recognize that the damage to the Landlord resulting from any failure by the Tenant to timely surrender possession of the premises will be substantial, will exceed the amount of the monthly installments of the fixed rent and additional rent payable hereunder and will be impossible to accurately measure.  The Tenant agrees that if possession of the premises is not delivered to the Landlord on the Expiration Date (or any sooner termination date), in addition to any other rights or remedies the Landlord may have hereunder or in equity or at law, and without in any manner limiting the Landlord’s right to demonstrate and collect any damages suffered by the Landlord,  the Tenant shall pay to the Landlord on account of use and occupancy of the premises for each month and for each portion of any month during which the Tenant holds over in the premises after the Expiration Date, a sum equal to one and one-half (1½)  times the aggregate of the fixed  rent and additional rent which was payable under this lease during the last month of the term.  In addition, and without in any manner limiting the Landlord’s right to demonstrate and collect any damages suffered by the Landlord and arising from the Tenant’s failure to surrender the premises as provided herein, the Tenant shall indemnify and hold the Landlord harmless from and against all cost, liability, damages and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) resulting from delay by the Tenant in so surrendering the premises, including, without limitation, any claims made by any succeeding or prospective tenant as a result of such delay.  Nothing herein contained shall be deemed to permit the Tenant to retain possession of the premises after the Expiration Date (or sooner termination) of this lease or to limit in any manner the Landlord’s right to regain possession of the premises through summary proceedings, or otherwise, and no acceptance by the Landlord of payments from the Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by the Tenant in accordance with the provisions of this Article.  The provisions of this Article shall survive the expiration of the term of this lease.

ARTICLE TWENTY-EIGHT
QUIET ENJOYMENT

          The Landlord covenants that, if the Tenant shall duly keep and perform all the terms and conditions hereof, the Tenant shall peaceably and quietly have, hold and enjoy the premises for the term aforesaid, free from interference from the Landlord or anyone claiming by, through or under the Landlord, subject however to ground leases, underlying leases and mortgages as hereinbefore described, and to the lien, rights and estate by virtue of unpaid taxes of any government having jurisdiction of the premises of which the herein premises are a part. Landlord shall permit the Tenant to have access to the premises 24-hours-a-day, seven-days-a-week.

ARTICLE TWENTY-NINE
SECURITY DEPOSIT

          (a)          On or before October 15, 2004, the Tenant shall deposit with the Landlord the sum of Six Hundred Fifty Thousand Three Hundred Ninety and 00/100 Dollars ($650,390.00) to secure the faithful performance by the Tenant of all the terms, conditions, covenants and agreements of this lease, and to make good to the Landlord any damage which it may sustain by reason of any act or omission of the Tenant.  Following the Landlord’s receipt of the installment of rent payable hereunder on October, 1, 2006, and provided that, as of such date, the Tenant is not in default in the payment of any amount due hereunder and no Event of Default is then outstanding under the Lease, the amount of Security Deposit held by Landlord pursuant to this Article shall be reduced to Two Hundred Fifty Thousand Dollars ($250,000.00), with Landlord refunding the balance ($400,290.00) to the Tenant.   The Landlord shall segregate the said security deposit as a trust fund not to be mingled with other funds of the Landlord, and if, during the term of this lease, the Landlord shall sell, exchange or lease the entire building, subject to this lease, or, being the lessee thereof, shall assign its lease, the Landlord shall have the right to pay or transfer the said deposit to such grantee, lessee, or assignee, as the case may be, and, upon the transfer of the security to the grantee, lessee or assignee and the assumption by such party of the Landlord’s obligations hereunder (a copy of which shall be delivered to the Tenant), the Landlord shall be released from all responsibility and liability in connection therewith, and the Tenant will look solely to said grantee, lessee, or assignee for its return.  If the aforesaid security deposit shall be deposited with a bank or trust company, savings bank or savings and loan association, the Landlord shall advise the Tenant of the name and address thereof.  The Tenant shall not be entitled to the payment of any interest on the aforesaid security deposit except to the extent earned, and from which the Landlord shall deduct the amount equal to 1% of the deposit, to which the Landlord shall be entitled as administration expense.  The net amount of interest shall be added to the amount of the deposit.  The Tenant’s interest in said deposit shall not be assigned or encumbered without the written consent of the Landlord and neither the Landlord nor its successors or assigns shall be bound by any such attempted assignment or attempted encumbrance, and within sixty (60) days after the expiration of the term, the amount of said deposit shall be repaid to the Tenant, less any proper charges against the same, as hereinabove or hereinafter provided.  If the Tenant shall at any time be in default with respect to any payment of rent or of additional rent or of any other payment due from the Tenant to the Landlord under this lease, or if the Landlord shall be damaged by any negligent or willful act or omission of the Tenant the Landlord may, at its option and after notice to the Tenant, apply such portion of said deposit as may be adequate to cure such default or to make good such damage, including, but not by way of limitation, interest, costs, fees and other expenses, paid or incurred by the Landlord, and thereafter such portion so applied shall be free from any claim by the Tenant for its return.  If the Landlord shall re-enter, pursuant to the provisions of this lease (other than in the event of insolvency in which event the provisions of Article TWENTY-THREE of the lease shall apply), and shall re-let the premises for its own account, the entire said deposit shall immediately be and become the absolute property of the Landlord, as fixed, liquidated and agreed damages, and not as a penalty, it being impossible in such event to ascertain the exact amount of the damage which the Landlord may thus sustain, but unless the Landlord shall so re-let the premises for its own account, the Landlord shall continue to hold the said deposit, as security for the performance of the Tenant’s obligations, until the date herein expressly fixed for the expiration of the term, and apply the same from time to time to the unpaid obligations of the Tenant, under the same terms and conditions as if the said lease were still in full force and effect.  No termination of this lease or re-entry by the Landlord for default of the Tenant shall entitle the Tenant to the return of any part of said deposit, nor shall the retention of such deposit, after such re-entry, impair or otherwise affect the Tenant’s liability to the Landlord during the balance of the term originally provided for.  If, at any time, the said deposit shall be diminished, by reason of the Landlord’s having applied any part thereof in accordance with the provisions of this paragraph, the Tenant shall pay over to the Landlord upon demand, the equivalent of such decrease, to be added to said deposit and to be held and applied in accordance with the provisions of this paragraph.

          (b)          In lieu of delivering cash as the security deposit, the Tenant may deliver to the Landlord an unconditional, irrevocable and transferable letter of credit (such letter of credit or any extension or replacement thereof, being hereinafter referred to as the “L/C”) issued for the account of the Landlord by a New York Clearing House bank acceptable to the Landlord, in substance satisfactory to the Landlord, which L/C is to be held by Landlord in accordance with the terms of this Article TWENTY-NINE.  The L/C shall designate an address in New York City for presentment.  The L/C shall permit the Landlord or its duly authorized representative (1) to draw thereon up to the full amount of the credit evidenced thereby upon presentation of the L/C and a sight draft in the amount to be drawn, together with the Landlord’s written statement that the Tenant is in default beyond any applicable cure or grace period and the Landlord is entitled to draw thereon pursuant to the terms of the lease, and (2) to draw the full amount thereof to be held as cash security pursuant to this Article if the Landlord receives notice from the bank or the Tenant that (x) the L/C is not being renewed, or (y) that the L/C may no longer be presented for payment in New York City, and, in either case, the Tenant has not delivered to the Landlord a replacement cash security deposit or L/C which is presentable in New York City by thirty (30) days prior to the expiration date of the L/C, or the date when presentment may no longer be made in New York City, as the case may be.  The L/C shall provide that the bank shall give the Landlord at least 60 days prior written notice (by means of receipted delivery) that the L/C is not being renewed or that the place of presentment is being changed from the address set forth in the L/C.  The term of the L/C, as same may be extended, shall not expire prior to the date which is sixty (60) days after the Expiration Date (or sixty days after any subsequent date through which the term of this lease may be extended).  The L/C shall be fully transferable by the Landlord and its successors and assigns without charge to the Landlord.  If the Landlord presents the L/C for payment, the amount of the L/C shall become the Deposit hereunder and shall be held, applied and returned by the Landlord in accordance with the terms provided by the lease for the holding, application and return of the Deposit.

ARTICLE THIRTY
REAL ESTATE TAX AND PERCENTAGE ESCALATION

          (a)          Real Estate Tax Escalation.  In order to adjust, during the term of this lease, for increases in the expenses of the Landlord for Real Estate Taxes, the Tenant shall pay to the Landlord, as additional rent, commencing on August 1, 2005 and on each August 1 thereafter, Tenant’s Proportionate Share of any increases in such Real Estate Taxes, computed in the manner set forth in this Article.

          (b)          Percentage Escalation.  In order to adjust, during the term of this lease, for increases in the expenses of the Landlord in operating the building, the Tenant shall pay to the Landlord, as additional rent, commencing on August 1, 2005 and on each August 1 thereafter, the amount indicated in Exhibit D as the Percentage Escalation, such amount to be paid in twelve equal monthly installments together with the fixed rent.

          (c)          Definitions.  As used in this Article, the following capitalized words or expressions shall have the meanings ascribed to them below:

          “Real Estate Taxes”  shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of interest and penalties thereon) imposed upon the building and the land upon which it is located (collectively, the “Property”), by Federal, State or local government, including, without limitation, (i) assessments made upon or with respect to any “air” or “development” rights now or hereafter affecting the Property, (ii) any fee, tax or charge imposed by any governmental authority for any vaults or vault space within or outside the boundaries of the Property, (iii) any expenditures for fees and expenses incurred by the Landlord in connection with the review, reduction or challenge of any tentative, final or prospective assessed valuation of the Property, and (iv) any taxes or assessments levied after the date of this lease in whole or in part for public benefits to the Property, including, without limitation, any Business Improvement District taxes and assessments; without taking into account any discount that the Landlord may receive by virtue of any early payment of Real Estate Taxes.  If because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon the Landlord or owner of the Property, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Real Estate Taxes, such other tax or assessment shall be deemed part of Real Estate Taxes computed as if the Landlord’s sole asset were the Property.  Anything to the contrary notwithstanding, Real Estate Taxes shall not include (v) any transfer taxes applicable upon the sale or transfer of the building, (w) any taxes on the Landlord’s income, (x) franchise taxes, (y) estate or inheritance taxes or (z) any similar taxes, imposed on the Landlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies or impositions which now constitute Real Estate Taxes.

          “Base Year”  shall mean the fiscal year commencing July 1, 2004 and ending June 30, 2005.

          “Base Taxes”  shall mean the Real Estate Taxes payable during the Base Year.

          “Tax Year”  shall mean the twelve month period following the Base Year and each succeeding twelve month period thereafter, any portion of which occurs during the term of this lease.

          “Tax Statement”  shall mean a statement setting forth a comparison of the Real Estate Taxes for a Tax Year with the Base Taxes.

          “Tenant’s Proportionate Share”  shall mean 0.1035.

          (d)          Real Estate Taxes.  (1) If the Real Estate Taxes for any Tax Year exceed the Base Taxes, the Tenant shall pay, as additional rent, an amount equal to Tenant’s Proportionate Share of such increase (the “Tax Payment”), which amount shall be payable as hereinafter set forth.

(1)          At any time during or after the term, the Landlord may render to the Tenant a Tax Statement showing the amount of the Tax Payment due from the Tenant. On the first day of the month following the delivery of a Tax Statement to the Tenant, the Tenant shall pay to the Landlord a sum equal to one-twelfth (1/12th) of the Tax Payment shown to be due for such Tax Year multiplied by the number of months (and any fraction thereof) of the term of the lease then elapsed since the commencement of such Tax Year.  The Tenant shall continue to pay to the Landlord a sum equal to one-twelfth (1/12th) of the Tax Payment shown on such Tax Statement on the first day of each succeeding month until the first day of the month following the month in which the Landlord delivers a new Tax Statement to the Tenant.  Promptly after delivery of a Tax Statement to the Tenant, the Landlord shall give notice to the Tenant stating whether the amount previously paid by the Tenant to the Landlord for the current Tax Year was greater or less than the installments of the Tax Payment to be paid for the current Tax Year in accordance with the Tax Statement.  If there was a deficiency, the Tenant shall pay the amount of such deficiency as additional rent in accordance with the provisions of Article One hereof.  If there shall have been an overpayment, the Landlord shall credit the amount thereof against the next monthly installments of additional rent payable in accordance with the provisions of this Article Thirty.  Tax Payments shall be collectible by the Landlord in the same manner as fixed rent.  The Landlord’s failure to render a Tax Statement shall not prejudice the Landlord’s right to render a Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce the Tenant’s obligation to make a Tax Payment for such Tax Year.

          (e)          Statements.  Every Tax Statement furnished by the Landlord pursuant to this Article shall be conclusive and binding upon the Tenant unless within 180 days following the receipt of the Statement in question, the Tenant shall notify the Landlord that it disputes the correctness thereof, specifying the particular respects in which the Statement is claimed to be incorrect.  If such dispute shall not have been settled by agreement within one hundred twenty days after receipt of the disputed Statement, the dispute shall be submitted to arbitration in New York City in accordance with the rules then obtaining of the American Arbitration Association.  Each party shall bear its own costs in connection with such arbitration.  Pending the determination of such dispute by agreement or arbitration as aforesaid, the Tenant shall pay the additional rent in accordance with the disputed Tax Statement.  If the dispute shall be settled in the Tenant’s favor, the Landlord shall, at its option, promptly refund to the Tenant the amount of the Tenant’s overpayment, or credit the amount of such overpayment against the installments of fixed and additional rent next becoming due and payable under this lease.

          (f)          Inspection of Books.  If the Tenant timely notifies the Landlord that it disputes the correctness of a Tax Statement, the Landlord, upon written request of the Tenant, shall provide the Tenant and/or the Tenant’s independent certified accountants and/or the Tenant’s other professional advisors, reasonable access to review the Landlord’s books and records applicable to the building for the Tax Year in question, solely for the purpose of verifying the information contained in the Tax Statement.  Such examination shall be made during the Landlord’s regular business hours at the office of the Landlord. The Tenant recognizes the confidential nature of such records and agrees to maintain the information obtained from such examination in strict confidence.

          (g)          Decreases in Real Estate Taxes.  In no event shall any decrease in the Real Estate Taxes in any way reduce the fixed rent or additional rent payable by the Tenant under this lease, except to the extent to which any such decrease shall result in a decrease in the additional rent payable pursuant to this Article; provided, however, that no decrease in Real Estate Taxes shall in any way reduce the additional rent payable on account of the Percentage Escalation.  Notwithstanding the above, if Landlord shall receive a refund or reduction of Real Estate Taxes on the premises or building for any period in respect of which Tenant shall have made a Tax Payment based on such Real Estate Taxes, Landlord shall either pay to Tenant, or permit Tenant to credit against subsequent fixed rent and additional rent hereunder Tenant’s share of such refund.

          (h)          Expiration or Termination of Lease.  The expiration or termination of this lease during any Tax Year shall not affect the rights or obligations of the parties hereto respecting any payments of Tax Payments for such Tax Year.  Any Tax Statement relating to such Tax Year may be sent to the Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination.  In determining the amount of the Tax Payment for the Tax Year in which the term of the lease shall expire, the payment of the relevant escalation shall be prorated based on the number of days of the term which fall within such Tax Year.  Any payments due under such Tax Statement shall be payable within five (5) days after such Tax Statement is sent to the Tenant.

ARTICLE THIRTY-ONE
SERVICES

          (a)          For purposes of this lease, “Business Hours” shall mean normal building operation hours of eight a.m. to six p.m. and “Business Days” shall mean Monday through Friday, except for those days designated as legal holidays by the Federal or State government or by the unions now or hereafter representing the Landlord’s building personnel.

          (b)          During the term of this lease, the Landlord shall furnish during Business Hours on Business Days passenger and freight elevator service and sufficient heat during the cold season to heat the premises, and, if applicable, condenser water from the Landlord’s cooling tower equipment located on the roof of the building from April 15th through October 15th.  The Landlord shall maintain in service and available for the non-exclusive use of the Tenant at least one passenger elevator at all times. The Landlord shall maintain in service and available for the non-exclusive use of the Tenant at least one freight elevator at all times, which elevator shall be located in the portion of the tenth floor in the building known as 160 Varick Street.  If the Tenant requires freight elevator service, heat, or, if applicable, condenser water, on non-Business Days or during non-Business Hours on Business Days, the Landlord will furnish the additional requested service upon notice of the Tenant’s need therefor.  Such notice may be written or oral  and shall be given prior to 2 p.m. on the day upon which such service is requested or by 2 p.m. of the last preceding Business Day if service is requested on other than a Business Day.  The Tenant will pay for any overtime freight elevator service, heat, and, if applicable, condenser water, at the respective prevailing rates per hour as established from time to time by the Landlord for such services at the building or in the buildings of the Landlord, generally, for each hour during which the additional service is supplied.  Notwithstanding the preceding sentence, the Landlord agrees that during the period ending on the earlier of (i) December 31, 2004 or (ii) the completion of the construction and installation of the 11th Floor Initial Improvements, with respect to the overtime freight elevator service, the Landlord will charge the Tenant the Landlord’s actual cost for providing such service (rather than the Landlord’s then prevailing rate for supplying such service).  All charges for such overtime service shall constitute additional rent and shall be payable within ten business days after presentation of a bill, and in the event of default of payment therefor, the Landlord may refuse further service and the Landlord shall have all remedies available to it for collection herein specified with respect to rent.  The failure on the part of the Landlord to furnish elevator service, heat, or, if applicable, condenser water, if due to breakdowns, repairs, maintenance, strikes or other causes beyond the control of the Landlord, shall involve no liability on the part of the Landlord and shall not constitute an actual or constructive eviction, nor relieve the Tenant from any of its obligations under this lease nor entitle the Tenant to an abatement of rent.

          (c)          The Tenant shall maintain, at its own cost and expense, all air-conditioning equipment now or hereafter serving the premises, using a contractor approved by the Landlord.  If the Tenant fails to make any necessary repairs, the Landlord may perform the same for the account of the Tenant in accordance with the provisions of this lease. Landlord represents and warrants that the air-conditioning equipment shall be delivered in good working order as of the Commencement Date.

          (d)          Provided the Tenant shall keep the premises in order, the Landlord, at the Landlord’s expense, shall cause the premises, excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages, to be cleaned on Business Days substantially in accordance with the Specifications set forth as Schedule B annexed hereto. The Tenant, at the Tenant’s sole cost and expense, shall cause all portions of the premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner satisfactory to the Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever there shall be evidence of any infestation.  Any such extermination shall be done at the Tenant’s sole cost and expense and by contractors reasonably approved by the Landlord.  If the Tenant shall perform any additional cleaning services in addition to the services provided by the Landlord, the Tenant shall employ such cleaning contractor providing services to the building on behalf of the Landlord or such other cleaning contractor as shall be reasonably approved by the Landlord.  The Tenant shall, at its sole cost and expense, comply with all present and future laws, ordinances, regulations and requirements of the City, State or Federal Government or any agency having jurisdiction over the building, or any reasonable rules which the Landlord may impose, with respect to the recycling or sorting of refuse and rubbish.  The Landlord reserves the right to refuse to collect or accept from the Tenant any refuse or rubbish which is not separated and sorted as required and to require the Tenant to arrange for such collection, at the Tenant’s sole cost and expense, using a contractor reasonably satisfactory to the Landlord.  The Tenant shall indemnify the Landlord from all liability arising from the Tenant’s failure to comply with the provisions of this Article.  The Tenant shall pay to the Landlord the cost of removal of any of the Tenant’s refuse and rubbish from the building which exceeds normal office requirements.

          (e)          The Landlord shall provide to the premises hot and cold water for ordinary drinking, office pantry, cleaning and lavatory purposes. If the Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact the Landlord shall be the sole judge), the Landlord may, at the Tenant’s expense, install a water meter or require the Tenant to install a meter.  The Tenant shall thereafter maintain the meter in good working order at the Tenant’s expense and the Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered at 110% of the Landlord’s cost therefor.  In default in making such payment, the Landlord may pay such charges and collect the same from the Tenant. The Tenant shall pay the New York City sewer rents, charges or any other tax apportioned to the Tenant’s metered consumption of water at the premises.  The apportionment of the sewer rent to the premises shall be made in accord with the measurement or apportionment of water consumed at the premises as provided herein.  The sewer rents shall be billed with the water charges and shall constitute additional rent.

          (f)          The Landlord may suspend any service which it is required to provide hereunder, if it should become necessary or proper so to do, at any time.  The Landlord shall restore such service within a reasonable time, making due allowance for labor troubles, acts of God, or any cause beyond the Landlord’s control.  Should the Tenant be in default in the payment of any rent hereunder, after any applicable cure or grace period, the Landlord may, upon not less than three days’ notice, and without diminution of the liability of the Tenant hereunder, and without constituting an eviction, constructive or otherwise, suspend or refuse the Tenant freight and passenger elevator service and should the Tenant, after notice, violate the provisions of Rule 21, the Landlord may, without any diminution of such liability or constituting such eviction, suspend or refuse the Tenant freight elevator service until the conditions in violation of Rule 21 have been fully remedied.

          (g)          The Landlord shall be entitled to refuse to furnish passenger or freight elevator service in connection with any sale at auction of the Tenant’s fixtures, machinery, stock in trade and other property or a sale in any other manner of all or substantially all of such property unless the Landlord shall have been given not less than two days’ notice of the intention to hold the auction or other sale and unless the Landlord shall be given an undertaking by a person, firm or corporation of satisfactory financial resources wherein the Landlord shall be indemnified against (i) all expense incurred by the Landlord in connection with the removal by purchasers of any property sold to them at the auction or other sale, (ii) all expense for removal or storage of any property sold at the auction or other sale which is not removed by the purchaser within two days following the sale, and (iii) all expenses which the Landlord may incur for the removal of property not sold and waste and rubbish from the premises.

ARTICLE THIRTY-TWO
INSURANCE

          (a)          The Tenant shall obtain and keep in full force and effect during the term of this lease, at the Tenant’s sole cost and expense, (i) a policy of commercial general public liability and property damage insurance on an occurrence basis, with a broad form contractual liability endorsement and a completed operations endorsement with minimum limits with a combined single limit with respect to each occurrence in an amount of not less than $5,000,000 for injury (or death) to persons and damage to property; (ii) an “all risk” insurance policy, with extended coverage, covering all of Tenant’s personal property and alterations for 100% of the replacement cost thereof, as well as business interruption insurance adequate to cover the Tenant’s loss of income as a result of a loss sustained by a peril covered under the policy; (iii) Worker’s Compensation Insurance, as required by law; and (iv) such other insurance in such amounts as Landlord may reasonably require from time to time.  Such policies shall provide that the Tenant is named as the insured.  Landlord and any managing agent, lessors and mortgagees (whose names have been furnished to the Tenant) shall be named as additional insureds, as their respective interests may appear.  The Tenant shall have the right to insure and maintain the insurance coverages required under this Article under blanket insurance policies covering other premises occupied by the Tenant so long as such blanket policies comply as to terms and amounts with the requirements set forth in this Article; provided that, upon request, the Tenant shall deliver to the Landlord a certificate from the Tenant’s insurer evidencing the portion of such blanket insurance allocable to the premises.

          (b)          All insurance required to be carried by Tenant hereunder shall be written in form and substance reasonably satisfactory to the Landlord and issued by a reputable and independent insurer permitted to do business in the State of New York, and rated in Best’s Insurance Guide (or any successor thereto) as having a general policyholder rating of not less than “A” and a financial rating of at least “XIII”.  The policy required to be carried pursuant to paragraph (a) (i) above shall contain a provision that (1) the policy shall be non-cancelable with respect to the Landlord and such managing agents, lessors and mortgagees (whose names and addresses have been furnished to the Tenant) unless thirty (30) days’ prior written notice shall be given to the Landlord by certified mail, return receipt requested, which notice shall contain the policy number and the name of the insured and additional insureds, and (2) no act or omission of the Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained. Certificates of insurance (including endorsements and evidence of the waivers of subrogation required pursuant to Article SIXTEEN hereof), or evidence of renewal of such coverage, shall be delivered to the Landlord prior to the Commencement Date (or any earlier entry upon the premises by the Tenant or any of the Tenant’s employees, agents or contractors prior to the Commencement Date), and at least thirty (30) days prior to the expiration of such policy.  If the Tenant fails to obtain or keep in force the insurance required by this Article, or to pay the premiums thereof, provided the Tenant is afforded written notice of the Landlord’s intention to pay such premium ten (10) days prior thereto, in addition to all other rights the Landlord may have under this lease, the Landlord may, from time to time, and as often as such failure shall occur, pay the premiums therefor, and any and all sums so paid for insurance by the Landlord shall be and become, and are hereby declared to be, additional rent under this lease and shall be due and payable on demand.

ARTICLE THIRTY-THREE
DEFAULT UNDER OTHER LEASES

          If the Tenant, before the Commencement Date shall default in any covenant of any other lease with the Landlord, beyond any applicable cure or grace period, then at the option of the Landlord this lease shall not go into effect and the Tenant shall have no right to possession of the premises; and the Tenant agrees to reimburse the Landlord upon demand for any expense or loss that may be suffered due to the Tenant’s default.

ARTICLE THIRTY-FOUR
WORK TO BE DONE BY LANDLORD

          The Landlord shall not be required to furnish any work or materials to the premises, except as expressly provided in the Work Letter attached as EXHIBIT C to this lease, if any.  In case the Landlord is prevented from making any repairs, improvements, decorations or alterations, installing any fixtures or articles of equipment, furnishing any services or performing any other covenant herein contained to be performed on the Landlord’s part, due to the Landlord’s inability to obtain, or difficulty in obtaining, labor or materials necessary therefor, or due to any governmental rules and regulations relating to the priority of national defense requirements or strikes, or due to labor troubles, accident or due to any other cause beyond the Landlord’s control, the Landlord shall not be liable to the Tenant for damages resulting therefrom, nor (except as expressly otherwise provided in Article SIXTEEN hereof in respect of damage to the premises due to fire), shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the premises.

ARTICLE THIRTY-FIVE
CONSENT TO JURISDICTION

          This lease shall be governed in all respects by the laws of the State of New York.  The Tenant irrevocably consents and submits to the jurisdiction of any Federal, State, or county court sitting in the State of New York in any action or proceeding arising out of this lease and/or the use and occupation of the premises.  The Tenant agrees that any action or proceeding brought by the Tenant against the Landlord in respect of any matters arising out of or relating to this lease may only be brought in the State of New York, County of New York.  The Tenant hereby irrevocably designates its chief financial officer at 2315 Broadway, New York, NY 10024 to accept service of process on the Tenant’s behalf and agrees that such service shall be deemed sufficient.  If the Tenant is not a New York partnership or corporation or a foreign corporation qualified to do business in the State of New York, it shall designate in writing, an agent in New York County for service under the laws of the State of New York.

ARTICLE THIRTY-SIX
TENANT LIABILITY

          (a)          If more than one tenant is named as the tenant under this lease, each of the named tenants shall be jointly and severally liable for the performance of all of the terms, covenants and agreements on the Tenant’s part to be performed under this lease.

          (b)          If the Tenant (or any permitted assignee of Tenant) is a partnership (or is comprised of two or more persons, individually or as co-partners of a partnership or shareholders of a professional corporation) the following provisions shall apply to each tenant:  (i) the liability of each of the partners comprising the Tenant shall be joint and several; (ii) each of the parties comprising the Tenant hereby consents in advance to, and agrees to be bound by, any modification, termination, discharge or surrender of this lease which may hereafter be made and by any notices, or other communications which may hereafter be given by the Tenant or any of the parties comprising the Tenant; (iii) all statements, notices or other communications given to the Tenant or to any of the parties comprising the Tenant shall be deemed given to the Tenant and all parties; (iv) if the Tenant shall admit new partners, all such new partners shall, by their admission to the Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant’s part to be observed and performed, and (v) the Tenant shall give to the Landlord notice of the admission of any new partners, and upon demand of the Landlord, such new partners shall execute and deliver to the Landlord an agreement in form satisfactory to the Landlord, wherein each new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant’s part to be performed (but the Landlord’s failure to request such an agreement nor the partners failure to deliver such an agreement shall relieve the partner of its liability hereunder).

          (c)          If the Tenant is a partnership, it shall not convert to or become a corporation, limited liability company, registered limited liability partnership or any other form of business organization (such entity being referred to as a “Successor Entity”) , without the Landlord’s prior written consent.  The Landlord shall not unreasonably withhold its consent to the Tenant’s conversion to a Successor Entity provided that (i) the Tenant shall cause each partner of the Tenant to execute and deliver to the Landlord an agreement, in a form reasonably satisfactory to the Landlord, pursuant to which each partner of the Tenant agrees to remain personally liable jointly and severally for all of the terms, covenants and conditions of the lease that are to be performed by the Successor Entity; (ii) the Successor Entity shall have a Net Worth (as hereinbefore defined) of not less than the Net Worth of the Tenant on the date of execution of the lease; (iii) no Event of Default has occurred and is continuing hereunder; (iv) the Successor Entity succeeds to all of the business and assets of the Tenant; (v) the Tenant shall deliver to the Landlord such documentation as may be reasonably required by the Landlord to evidence compliance with the requirements set forth above; and (vi) the Tenant shall reimburse the Landlord for all reasonable costs and expenses, including, without limitation, attorneys’ fees, that may be incurred by the Landlord in connection with the conversion of the Tenant to a Successor Entity.

ARTICLE THIRTY-SEVEN
ADJACENT EXCAVATION-SHORING

          If an excavation shall be made upon land adjacent to the premises, or shall be authorized to be made, the Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against the Landlord, or diminution or abatement of rent.

ARTICLE THIRTY-EIGHT
FAILURE TO GIVE POSSESSION

          In the event the Landlord, for any reason, shall be unable to give possession of the premises by the date set forth in this lease for the commencement of the term, this lease shall nevertheless continue in full force and effect and the Landlord shall tender and the Tenant shall take possession of said premises under the terms of this lease as soon as the Landlord shall have tendered possession thereof to the Tenant; the  rent, however, to begin on the date upon which such possession is tendered to the Tenant.  This is intended to constitute an “express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.  No such failure to give possession on the date set forth in this lease for the commencement of this term shall affect the validity of this lease or give rise to any claim for damages by the Tenant or claim for rescission of this lease, nor shall the same be construed in any way to extend the term of this lease.

ARTICLE THIRTY-NINE
BROKER

          The Tenant represents and warrants to the Landlord that all of the Tenant’s negotiations respecting this lease which were conducted with or through any person, firm or corporation, other than the officers of the Landlord, were conducted through USI Real Estate Brokerage Services, Inc., (the “Broker”).  The Landlord agrees to pay the commission due to the Broker pursuant to the terms of a separate agreement.  Landlord and Tenant agree to indemnify and hold one another harmless from and against all demands, liabilities, losses, causes of action, damages, costs and expenses (including, without limitation, attorneys’ fees and disbursements) suffered or incurred in connection with any claims for a brokerage commission, finder’s fee, consultation fees or other compensation arising out of any conversations or negotiations had by the party against whom indemnification is claimed with any broker or other party except for the Broker.

ARTICLE FORTY
RENT RESTRICTIONS

          If at the commencement of, or at any time or times during the term of this lease, the fixed rent or additional rent reserved in this lease shall be or become uncollectible by virtue of any law, governmental order or regulation, the Tenant shall enter into such agreements and take such other steps (without additional expense to the Tenant) as the Landlord may request and as may be legally permissible to permit the Landlord to collect the maximum amounts which may from time to time be legally collectible while such restrictions are in effect (and not in excess of the amounts reserved for under this lease).  Upon the termination of such rent restrictions (a) the fixed rent and additional rent shall become and thereafter be payable in accordance with the terms of this lease, and (b) the Tenant shall pay to the Landlord, if legally permissible, an amount equal to (i) the rent which would have been paid during the period had such restrictions not been in effect, less (ii) the rents which were paid by the Tenant to the Landlord during the period such restrictions were in effect.

ARTICLE FORTY-ONE
CERTIFICATES BY TENANT

          At any time and from time to time, the Tenant, for the benefit of the Landlord or any other entity specified by the Landlord, within ten business days after written request, shall deliver to the Landlord a duly executed and acknowledged certificate, certifying that this lease is not modified and is in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications); the commencement and expiration dates of the lease; the dates to which rent and additional rent have been paid; whether or not, to the best knowledge of the Tenant, there are any existing defaults on the part of either the Landlord or the Tenant in the performance of the terms, covenants and conditions of the lease to be performed by such party, and if so, specifying the default; and such other information as the Landlord may reasonably request with respect to this lease.  The Landlord shall, upon fifteen business days’ request, deliver for the benefit of the Tenant, a duly executed and acknowledged certificate as to the matters to be certified by the Tenant hereunder.

ARTICLE FORTY-TWO
RESTRICTIONS ON TENANT’S USE

          (a)          The Tenant agrees that the value of the premises and the building of which the premises form a part and the reputation of the Landlord will be seriously injured if the premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. The Tenant covenants and agrees not to sell, display or post, or knowingly allow to be sold, displayed or posted any obscene or pornographic material on the premises.  The Tenant agrees that if at any time the Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the terms of this lease.

          (b)          The Tenant covenants and agrees that during the term of this lease, it will not use the premises or any part thereof, or permit the premises or any part thereof to be used (1) for banking, trust company or safe deposit business; (2) as or by a commercial or savings bank, a trust company, a savings and loan association, a loan company, or a credit union; (3) for the sale or travelers checks, money orders and/or foreign exchange; (4) as a restaurant and/or bar and/or for the sale of soda and/or beverage and/or sandwiches and/or ice cream and/or baked goods; (5) by the United States Government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing, or any other person or entity having sovereign or diplomatic immunity; (6) as an employment agency, search firm or similar enterprise, school or vocational training center (except for the training of employees of the Tenant intended to be employed at the premises); (7) as a barber shop or beauty salon; or (8) as a diagnostic medical center and/or for the practice of medicine.

ARTICLE FORTY-THREE
HAZARDOUS MATERIALS

          The Tenant shall not cause or permit any Hazardous Materials to be used, stored, transported, released, handled, produced or installed in, on or from the premises or the building.  “Hazardous Materials” shall mean any flammable, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, asbestos or any material containing asbestos, or any other substance or material which would be defined as a hazardous or toxic substance,  contaminant, or pollutant, or otherwise regulated by any Federal, state or local environmental law, rule or regulation, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.  In the event of a violation of the foregoing provisions of this Article, the Landlord may, without notice and without regard to any grace period contained in this lease, take all remedial action deemed necessary by the Landlord to correct such condition and the Tenant shall reimburse the Landlord for the cost thereof, upon demand, as additional rent.  Nothing contained herein shall prevent the Tenant from maintaining customary and normal cleaning supplies and office equipment and supplies, provided such items are used and stored in compliance with the requirements of all applicable laws.

ARTICLE FORTY-FOUR
MISCELLANEOUS

          (a)          This lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this lease.

          (b)          This lease may not be recorded.

          (c)          The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of the Landlord and the Tenant and their respective heirs, executors, administrators, successors and permitted assigns.

          (d)          If any term, covenant or provision of this lease, or the application thereof, shall be held invalid or unenforceable, the remainder of this lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and each term, covenant and provision shall be valid and enforceable to the fullest extent permitted by law.

          (e)          The submission of this lease for execution by the Tenant shall not be binding upon the Landlord or the Tenant unless and until both the Landlord and the Tenant have executed and unconditionally delivered a fully executed copy of this lease to each other.

          (f)          The captions in this lease are inserted for convenience only and shall not define, limit or describe the scope of the provisions to which any of them apply.  The use of any pronoun referring to either of the parties to this lease shall be construed to include any or no gender and any number.

          (g)          If the Tenant is a corporation, the person executing this lease on behalf of the Tenant represents and warrants that the Tenant is duly incorporated and, if applicable, is duly qualified and authorized to conduct business in the State of New York, and the person executing this lease on behalf of the Tenant has been duly authorized to do so.  The Tenant shall provide the Landlord with evidence of its due incorporation and qualification, if applicable, upon  request of the Landlord.

ARTICLE FORTY-FIVE
CONSTRUCTION OF 11th OFFICE IMPROVEMENTS

          It is agreed that the Tenant will modify and improve the premises on the 11th floor to prepare them for the Tenant’s initial occupancy (the “the 11th Floor Initial Improvements”), which Initial Improvements shall be performed in accordance with the terms of this lease. The Landlord will reimburse the Tenant for the Initial Improvements up to a maximum of $475,230.00 (the “Improvement Allowance”) over and above the items included in the Work Letter (and the Tenant will pay the cost of the Initial Improvements in excess of such amount), all in accordance with, and subject to the limitations set forth in subparagraphs (a) through (e) below:

          (a)          The 11th Floor Initial Improvements for which reimbursement may be sought are the costs of constructing the 11th Floor Initial Improvements.  Such costs shall not include any telephone systems, computer systems, furniture and decorations, but may include carpeting, wall coverings, window blinds and telephone and data cabling.

          (b)          The Landlord shall reimburse the Tenant from time-to-time (but not more often than  semi- monthly) for work done in connection with the installation and construction of the Tenant’s 11th Floor Initial Improvements, up to an aggregate maximum reimbursement of $475,230.00, within fifteen (15) days following receipt of the following:

(i)          a request for payment of the Improvement Allowance signed by an officer of Tenant, specifying the work for which reimbursement is being sought, which shall be accompanied by a certificate signed by an officer of the Tenant certifying that the payment requested in the invoice has been paid in full and that the specific work for which the reimbursement is being sought have been completed substantially in conformance with the plans therefor which were approved by the Landlord and that such work has been completed in a good and workmanlike manner;

(ii)         copies of invoices from the vendors, supplier, or contractor, or, if applicable, the general contractor, evi-dencing the amount for which payment or reimbursement is sought, such invoices, if submitted for reimbursement, to be marked “paid in full” by such vendor, supplier or contractor (or, in lieu thereof, the Landlord shall be furnished other documentation satisfactory to the Landlord evidencing payment in full);

(iii)        a certificate from the Tenant’s architect stating that (x) such work for which reimbursement is being sought has been fully completed substantially in accordance with the final plans as approved by the Landlord, and (y) that such work has been completed in a good and workmanlike condition;

(iv)        lien waivers from each contractor(s) or subcontractor(s) to the extent of the amount to be paid to such parties, which waivers may contain a condition that the effectiveness of such waivers shall be subject to the payment to the applicable contractor(s) or subcontractor(s) of the amount of the invoice accompanying such waiver.  The Landlord shall not be obligated to reimburse the Tenant for any invoice which is not accompanied by such a waiver;  and

(v)         Notwithstanding the foregoing, the Landlord shall retain an amount equal to ten percent (10%) of the Improvement Allowance until the Tenant has submitted to the Landlord final permits required in connection with the construction of the 11th Floor Initial Improvements by any governmental department or agency having jurisdiction thereof, together with a final, unconditional sign-off from the New York City Department of Buildings for such work.

          (c)          It is understood and agreed that the Landlord shall have no responsibility for the performance of the contrac-tor installing the 11th Floor Initial Improvements (including matters of quality or timeliness), and in the event that for any reason the 11th Floor Initial Improvements are not completed in a timely fashion and/or there is any delay in the date on which the premises are ready for occupancy by the Tenant for the purposes of conducting business, this lease shall nevertheless continue in full force and effect, and, except in the circumstances set forth below and to the extent set forth below, the Tenant shall have no right, remedy or claim (including any claim for actual, punitive or consequential damages) against the Landlord.

          (d)          The Landlord’s maximum liability under this Article shall not exceed $475,230.00.  If the actual cost of the 11th Floor Initial Improvements shall exceed the amount of the Improvement Allowance, the entire amount of the excess cost shall be paid solely by the Tenant and the Landlord shall be under no obligation to pay such excess.

          (e)          Within thirty (30) days after completion of the 11th Floor Initial Improvements, the Tenant shall deliver to the Landlord general releases and waivers of lien from the general contractor and from all contractors, subcontractors and materialmen not working through the general contractor, if any, involved in the performance of the 11th Floor Initial Improvements and the materials furnished in connection therewith (unless the same were previously furnished pursuant to subparagraph (c)(iv) above), and a certificate from the Tenant’s independent licensed architect certifying that, in its opinion, the 11th Floor Initial Improvements have been performed in a good and workmanlike manner and substantially completed in accordance with the final plans, as approved by the Landlord.

          (f)          The Tenant expects that the total cost of the 11th Floor Initial Improvements will exceed the amount of the Improvement Allowance.  The Landlord is willing to lend the Tenant up to an additional $302,020.00 (the “Improvement Loan”) for the purpose of reimbursing the Tenant for the cost of the Initial Improvements in excess of the Improvement Allowance.  The obligation of the Landlord to make the Improvement Loan to the Tenant shall be subject to the conditions set forth in paragraphs (a) through (e) of this Article.  The Tenant shall not be required to pay interest on the Improvement Loan.  The Tenant shall repay the principal of the Improvement Loan by paying the Landlord $6,292.09 on the first day of each month commencing with December, 2005 and ending with December, 2008.  All such payments shall constitute additional rent, and in the event of the occurrence of an “Event of Default” under this lease, the unpaid balance for the Improvement Loan shall be immediately due and payable.  In the event that the Tenant does not borrow the full amount of the Improvement Loan, then the amount to be repaid to the Landlord shall be similarly reduced, by first crediting such unborrowed amount against the last monthly payment to be made by the Tenant (December, 2008) and, to the extent necessary, against the immediately preceding monthly payments.

ARTICLE FORTY-SIX
COMBINED FLOORS

          (a)          The premises leased hereunder are located on the 11th and 12th floors in the buildings formerly known as 160 Varick Street and 170 Varick Street, New York, New York.  Presently, the 11th and 12th floors in each of 160 Varick Street and 170 Varick Street are operated as though they are separate floors in each building.  The Landlord expects to physically combine some or all of the floors of 160 Varick Street and 170 Varick Street into a single building.  Until such time as the buildings are physically combined, all references herein to the “building” shall be deemed to refer to each of 160 Varick Street or 170 Varick Street, as the case may be, and as long as the Landlord receives a separate real estate tax bill for each building, the definition of “Real Estate Taxes” in Article  THIRTY of the lease shall refer to the combined tax bills for both buildings, the parties acknowledging that “Tenant’s Proportionate Share” has been calculated on the basis of the combined building.

          (b)          In connection with the combination and renovation of the buildings, the Landlord reserves the right to combine the 11th and 12th floors of each of the buildings so as to constitute a single floor.  In connection therewith, the Landlord reserves the right to do construction work on the floor on which the premises are located, such work to primarily be performed in the core area of the combined floor and the areas immediately adjacent thereto. The Landlord may, in the course of such work reconfigure the core area as it, in its sole discretion deems desirable, subject to the terms of this lease.  As part of such work, the Landlord may remove freight elevators, so long as at least one freight elevator is operational and servicing the combined building and the premises during the term of the lease. The Landlord may also remove one of the fire staircases, provided that the Landlord shall provide sufficient access to fire stairs at all times during the term of the lease so as to comply with all Legal Requirements.  If any freight elevator(s) or fires stairs are removed, the Landlord may, at its sole option, either  (i) close up any or all of the  openings for the elevator(s) or fire stairs to form a contiguous wall surface with the existing wall, (ii) use some or all of the additional space resulting from the removal of the elevators or fire stairs for the construction of bathrooms or mechanical equipment rooms, shaft space, or other space for other building systems or services, or (iii) if the additional space is located within the premises, allow the Tenant to incorporate some or all of such additional space into the premises for the remainder of the term at no additional rent.  In addition, if the Landlord removes the fire stairs which are located adjacent to the bank of two passenger elevators, the Landlord may, on any combined floor which is not wholly occupied by a single occupant (including any floor which is partially sublet) use any or all such space for a common corridor, and recapture a portion of the premises to extend the then existing common corridors,  so as to provide access to the two remaining sets of fire stairs by means of a common corridor around the core of the building, (the area where the common corridors may be extended are shown on Exhibit E).

          (c)          If the Landlord combines the 11th and 12th  floors in both buildings so as to create single floors, it reserves the right to convert the passenger elevators currently serving both portions of the 11th and 12th floors into two different elevator banks, so that, in the future, not all of the passenger elevators currently serving each of the two portions of the 11th and 12th floors may serve the combined floor. The Landlord shall give the Tenant ninety days prior notice of the creation of separate elevator banks and, if applicable, of its election to create a common corridor so as to provide access to the passenger elevators to all occupants on the combined floor, as more particularly described herein.  If the Landlord has given the Tenant notice of its election to create a common corridor, it shall be entitled to commence such work immediately upon the expiration of the ninety day notice period. The Tenant agrees to design its premises in such a manner as to accommodate the potential recapture of space to create the common corridors as indicated on Exhibit E.  If the Landlord creates different passenger elevator banks, it reserves the right, on any multi-tenanted floor (which, for purposes of this Article shall include any floor which is leased wholly to the Tenant, any portion of which is separately demised to a subtenant or an assignee), to recapture a portion of the premises to create such common corridors, as shown more particularly on Exhibit E annexed hereto. The Landlord shall, at its expense, bear the expense of constructing the demising walls for such common corridor, as well as painting or replacing wall coverings inside the premises, and restoring Tenant’s floor coverings and fixtures in the area adjacent to the demising wall if such restoration is necessary as a result of such construction.  The Landlord shall also paint the surface of the demising wall which faces the common corridor.  The Tenant shall otherwise bear the expense of relocating its furnishings or any other alterations which may be necessary in the premises as the result of the creation of the common corridor.  In the event that the Landlord recaptures all or a portion of the Tenant’s premises to create common corridors, the rent payable by the Tenant and the Tenant’s Proportionate Share shall be proportionately reduced to reflect the reduction in the area of the leased premises.  If any elevator bank located within the premises is closed due to the creation of different elevator banks, the Tenant shall not permanently obstruct the openings, so as to prevent the Landlord from restoring service to that floor if deemed necessary or desirable.

          (d)          The Landlord may elect, at its sole option, to construct new  restrooms on the floor, either prior to or following combination of the floors.  In connection with such construction, the Landlord reserves the right to recapture a portion of the premises in order to construct the new restrooms or to provide access thereto, as shown on Exhibit E annexed hereto. The Landlord shall provide handicapped accessible facilities in compliance with the requirements of New York City Local Law #58 and the renovated restrooms on any combined floor shall contain no less than the minimum number of toilets needed in order to comply with the New York City Building Code.  The restrooms shall be constructed in accordance with Landlord’s building standard specifications.  If there is any interruption in use of the restrooms as a result of such renovation, the Landlord shall use reasonable efforts to provide the Tenant with access to temporary bathroom facilities.  Prior to renovation of the restrooms, the Landlord shall not reduce the number of toilets in the restrooms currently located on the 11th and 12th floor of the building in which the premises are located.

          (e)          The Tenant agrees to provide the Landlord with access to the premises in order to perform the work described in this Article and to store such materials in connection therewith.  The  Landlord agrees to use commercially reasonable efforts to minimize interference with the Tenant’s business in the course of such work, but shall be under no obligation to perform any of this work on an overtime or other premium labor basis.  Any work performed by the Landlord pursuant to this Article shall be performed in accordance with all Legal Requirements.

          (f)          The Landlord agrees that in exercising its rights under this Article, it will consult with the Tenant to obtain the Tenant’s views as to how the changes proposed by the Landlord on the 11th and 12th floors of the building may be made in a way that reduces their possible adverse effect on the Tenant.  The Landlord agrees to accommodate the Tenant’s requests to the extent that the Landlord deems them (i) commercially reasonable and (ii) not inconsistent with the Landlord’s objective of combining the two buildings.

ARTICLE FORTY-SEVEN
RENEWAL OPTION

          (a)          Provided the Tenant is then occupying at least 75% of the premises then being leased hereunder, the Tenant is granted a one-time option to extend the term of this lease for an additional five year period (the “Renewal Term”), which Renewal Term shall commence on the date immediately succeeding the Expiration Date and end on the fifth anniversary of the Expiration Date, provided, however, that (a) this lease shall not have been previously terminated, and (b) no Event of Default shall have occurred and be continuing on either the date the Tenant gives the Landlord written notice of its election to exercise its renewal option or on the commencement of the Renewal Term.  The renewal option may be exercised by the Tenant with respect to the entire premises only by giving the Landlord written notice (the “Renewal Notice”) of the Tenant’s election to do so not later than twelve (12) months prior to the Expiration Date,

TIME BEING OF THE ESSENCE with respect to the giving of such notice.  Upon the giving of the Renewal Notice, the Tenant shall have no further right or option to extend or renew the term.  The Renewal Term shall be on all of the terms, covenants and conditions contained in this lease, except that the fixed rent shall be determined as set forth in this Article FORTY-SEVEN, and the Landlord shall have no obligation to perform any work in the premises.

          (b)          In the event the Tenant shall exercise its option to extend the lease for  an additional five years, then commencing on the first day of the Renewal Term, the fixed rent payable hereunder shall be equal to the greater of (x) the sum of (i) the fixed rent payable pursuant to Article ONE of this lease, plus (ii) the aggregate amount of additional rent payable pursuant to Article THIRTY of this lease during the twelve-month period immediately prior to the Expiration Date (the “Escalated Rent”), or (y) 95% of the annual fair market rental value for the premises as of nine months prior to the Expiration Date (the “FMRV Rent”).  The initial determination of the FMRV shall be made by the Landlord. If the Landlord determines that the Escalated Rent exceeds the FMRV Rent, the fixed rent for the Renewal Term shall be the Escalated Rent. If Landlord determines that the FMRV Rent is greater than the Escalated Rent, the Landlord shall give notice of the Tenant of the proposed FMRV at least ten (10) months prior to the Expiration Date. The parties shall have until eight (8) months prior to the Expiration Date to agree in writing on the FMRV Rent.  If the parties are unable to agree on the FMRV Rent on or before such date, each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least ten years’ continuous full time commercial rental appraisal or leasing experience in the New York City rental market to appraise and set forth the FMRV Rent of the premises.  If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall determine the FMRV Rent.  If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and shall be instructed to set the FMRV Rent within thirty (30) days after the second appraiser has been appointed, and if their two appraisals are within ten (10%) percent of each other, the fair market rental value shall be the average of the two appraisals.  If the two appraisals are not within ten percent of each other, the appraisers shall attempt to agree upon a third appraiser meeting the qualifications stated in this paragraph within five (5) days after the last day the two appraisers are given to set the FMRV Rent.  If they are unable to agree on the third appraiser, either of the parties to this lease, by giving three (3) days’ notice to the other party, can file a petition with the American Arbitration Association, solely for the purpose of selecting a third appraiser who meets the qualifications stated in this paragraph.  Each party shall bear half the cost of the American Arbitration Association appointing the third appraiser and of paying the third appraiser and of paying the third appraiser’s fee.  None of the appraisers appointed pursuant to this Article shall have represented either party in any capacity within the five year period preceding such appointment.

          Within ten (10) days after the selection of the third appraiser, the Landlord’s and the Tenant’s appraiser shall each submit to the third appraiser its estimate of the FMRV Rent. The third appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, not less than two (2) months prior to the Expiration Date choose one of the determinations of the FMRV Rent of the two arbitrators originally selected by the parties and that choice by the third arbitrator shall be binding upon the Landlord and the Tenant.  The third appraiser may not select any other rental value for the premises.  The determination of the two appraisers, or the third appraiser, as the case may be, shall be in writing and shall be binding upon the Landlord and the Tenant.  The appraisers shall not have the power to add to, modify or change any of the provisions of this lease.

          (c)          In the event that by the commencement of the Renewal Term there has been no agreement between the Landlord and the Tenant and no determination as set forth herein, then until such agreement or determination as set forth herein, the Tenant shall pay fixed rent equal to Landlord’s determination of the FMRV Rent.  Within thirty (30) days following the determination of the FMRV Rent, the Tenant shall pay any amount owing to Landlord for such period, or the Landlord shall refund or credit any excess amount paid by Tenant against the installments of fixed rent next becoming due hereunder, as the case may be.

          (d)          If the Tenant exercises its option to extend the term of this lease for the Renewal Term, then in addition to the fixed rent payable during the Renewal Term (as determined in paragraph (b) above), the Tenant shall also, commencing as of the commencement of the Renewal Term, continue to pay to the Landlord all additional rent payable pursuant to Article THIRTY of the Lease, except that:

(i) the term “Base Year” shall mean the fiscal year commencing July 1, 2014 and ending July 30, 2015;

(ii) the term “Subsequent Year” shall mean each 12-month period commencing July 1, 2015 and the anniversaries of such date;

(iii) the date appearing in paragraph (e) of such Article on which the first Comparative Statement is to be sent to the Tenant shall be August 1, 2015; and

(iv)        the Percentage Escalation as shown on Exhibit D shall be modified so that, effective as of the first anniversary of the commencement date of the Renewal Term, the Percentage Escalation for such calendar year shall be two and one-half percent (2½%) of the fixed rent payable as of such date (as determined pursuant to paragraph (b) of this Article).  As of the anniversary of such date in each succeeding year, the Percentage Escalation shall be cumulatively increased so that the sum of the fixed rent and Percentage Escalation for each succeeding year shall equal one hundred two and one-half percent (102.5%) of the sum of the fixed rent and Percentage Escalation payable during the immediately preceding calendar year.

ARTICLE FORTY-EIGHT
CANCELLATION OF TENANT’S EXISTING LEASE

          The Tenant currently leases the portion of the entire 12th floor of the building pursuant to a lease dated as of July 20, 2000 (the “Existing Lease”).  Effective as of July 31, 2004, the Existing Lease is cancelled.

ARTICLE FORTY-NINE
TEMPORARY SPACE

          For the period commencing August 1, 2004, and ending October 31, 2004, the Landlord leases to the Tenant the portion of the 7th floor of the Landlord’s building at 304 Hudson Street shown as the cross-hatched area on Exhibit F hereto (the “Temporary Space”) at a fixed rental of $5,203.75 per month.  The Tenant’s tenancy in the Temporary Space shall be subject to all of the other terms and conditions set forth in this lease, except that the Tenant shall not be required to pay any amount pursuant to Articles Three, Five, Ten or Thirty hereof with respect to its tenancy in the Temporary Space.  In the event that the Landlord fails to complete the work specified in Items Nos. 1,2,3,4,5 or 7 of the Work Letter (Exhibit C) by August 1, 2004, the Tenant may, by written noticed delivered to the Landlord prior to October 1, 2004, elect to continue to occupy the Temporary Space, at the rent and subject to the other conditions set forth herein, for a period extending through the date by which all such Work Letter Items are completed.  In the event that the Tenant has not completed the construction and installation of the 11th Floor Initial Improvements (as defined in Article Forty-Five) by September 30, 2004, then the Tenant may, by notice delivered to the Landlord by October 10, 2004, elect to continue to occupy the Temporary Space, at the rent and subject to the other conditions set forth herein, for an additional 30 days.

ARTICLE FIFTY
MUNICIPAL INCENTIVES

          Landlord agrees to cooperate with Tenant in Tenant’s effort to negotiate and implement an incentive package with New York City and/or other municipal governmental entities (the “Tenant’s Incentive Package”).  The Landlord agrees to execute and deliver any estoppel and other certificates or documentation reasonably and customarily required by such entities and not to unreasonably withhold its consent to any reasonably required modifications to this lease, provided that no such cooperation, certificate, documentation or lease modification shall (a) increase any obligation of Landlord under this lease, (b) adversely affect any right of or benefit to Landlord under this lease, (c) relieve Tenant of any obligations under this lease or (d) change the manner or terms upon which electricity is supplied to the premises.  Any and all fees, costs and expenses imposed by any such governmental entity shall be borne solely by Tenant, and Tenant shall reimburse Landlord within twenty (20) days of Landlord’s demand therefor, for any and all reasonable out-of-pocket fees, costs and expenses actually incurred by Landlord in connection with Tenant’s requests and in cooperating with Tenant as provided in this Article including, without limitation, the reasonable cost and expenses of Landlord’s counsel, consultants and professionals.

ARTICLE FIFTY-ONE
ANTENNA INSTALLATION

          (a)          The Tenant shall have the right to use a portion of the roof of the building to be mutually agreed upon by the parties (such area to be designated to be referred to as the “Tenant’s Roof Area”), for the installation, operation, maintenance and removal of one dish antenna, not exceeding 12 inches in diameter.  There shall be no cost for the maintenance of the dish antenna. The installation of the dish antenna shall be subject to the reasonable approval of the Landlord’s engineers as to the exact location and manner of affixation. All equipment, including all supporting structures, shall fit entirely within Tenant’s Roof Area.

          (b)          The Tenant shall not install any equipment on the Tenant’s Roof Area or make any alteration, additions or improvement to the Tenant’s Roof Area, nor incur any expense therefor, without having first obtained the written consent of the Landlord therefor, including with respect to the location and placement of any such equipment.  The Landlord agrees not to withhold, delay or condition its consent with respect to any equipment necessary for the operation of the antenna.  If the Tenant shall desire to install any equipment on the Tenant’s Roof Area or make any alterations, additions or improvements to the Tenant’s Roof Area, the Tenant shall furnish the Landlord with the Tenant’s plans and specifications for the proposed installation, alteration, addition or improvement in reasonably satisfactory detail.  Whenever any installations, additions or improvements on or of the Tenant’s Roof Area are made by the Tenant, the Tenant shall not employ or permit to be employed therein any labor which will cause strikes or labor troubles with other employees in the building employed by the Landlord or its contractors.  All installations, alterations, additions or improvements shall be made and installed in a good and workmanlike manner and shall comply with all Legal Requirements, and shall conform to any reasonable requirements of the Landlord expressed in its consent for the making of any such installations, alterations, additions, and improvements. The installation shall be done at the sole cost of the Tenant. Any such work once begun shall be completed with all reasonable dispatch, but shall be done at such time and in such manner as not to interfere with the occupancy of any other tenant or the progress of any work being performed by or on account of the Landlord. The Landlord may require that its personnel or contractor be present during the installation and removal of the Tenant’s equipment and the Tenant shall reimburse the Landlord for the reasonable charges actually incurred by the Landlord in connection therewith.  Additionally, the Landlord may, at its option, either require that the Landlord’s contractor physically connect the wiring required for the operation of Tenant’s equipment to the building’s electrical system, or require its personnel or contractor to be present when such work is done, and, in either case, the Tenant shall reimburse the Landlord for the reasonable out-of-pocket costs incurred by the Landlord in connection therewith. The Tenant shall have access to Tenant’s Roof Area in order to maintain and repair the equipment 24 hours a day, 7 days a week, and need not be accompanied by a representative or employee of the Landlord for such purposes.

          (c)          All installations, alterations, additions or improvements, which may be made or installed on or upon the Tenant’s Roof Area shall be removed at the cost and expense of the Tenant upon the expiration or sooner termination of the term of the Lease.  The Tenant shall restore and repair, at its own cost and expense, any damage or disfigurement of the Tenant’s roof Area or any other portion of the roof of the building occasioned by any such removals or remaining after such removals, so as to leave the roof of the building in good order and condition.  If the Tenant fails to perform any repair or restoration work within twenty days after notice from the Landlord of the need therefor, the Landlord, at its option, may do such restoration and repair and the Tenant will pay the cost thereof upon demand.  If any equipment installed by the Tenant on the Tenant’s Roof Area shall not be removed at the expiration or any termination of this lease, the Landlord, at the Landlord’s option, may treat the same as having been irrevocably abandoned, in which case the Tenant shall have no further right, title or interest therein and the Landlord may remove the same, disposing of it in any way which the Landlord sees fit to do, and the Tenant shall, on demand, pay to the Landlord the reasonable expense incurred by the Landlord for the removal thereof, as well as the reasonable cost of any restoration above provided.  The Tenant’s obligations under this subparagraph (c) of this Article shall survive for a period of one year following the date of the expiration or sooner termination of the term of this lease.

          (d)          The Tenant shall take good care of the Tenant’s Roof Area and shall make, as and when needed, all repairs in or about the roof of the building (including, without limitation, the Tenant’s Roof Area) which are required as a result of (i) Tenant’s installation and operation of its equipment on the Tenant’s Roof Area, and (ii) Tenant’s utilization of the Tenant’s Roof Area and the wear and tear resulting therefrom.  All repairs shall be equal in quality to the original roof work.   Tenant’s access to the roof for the purposes of making repairs to Tenant’s Roof Area and the roof of the building (as opposed to ordinary maintenance and repair of the antennas) during Non-Business Hours on Business Days or on Non-Business Days shall be subject to the availability of building personnel to accompany Tenant or Tenant’s representative to the roof.  Should the Tenant fail to repair any condition in or about the roof of the building which Tenant is required to repair pursuant hereto, within ten days after notice from the Landlord of the condition requiring such repairs, the Landlord may immediately make the required repairs at the expense of the Tenant. The Tenant acknowledges that the Landlord will make Tenant’s Roof Area available to the Tenant in its then “as is” condition.  The Landlord reserves the right to require the Tenant to relocate its equipment, if the Landlord deem such relocation reasonably necessary, such relocation to be performed at the Tenant’s cost and expense, provided that any such relocation shall not adversely affect the efficiency and/or utility of the antennas.

          (e)          The Tenant agrees that its installation of equipment on the Tenant’s Roof Area and its use and operations of such equipment will comply with all Legal Requirements, as well as any requirements imposed by the Landlord’s insurance carrier, including, without limitation, all the laws, regulations and requirements relating to the safety, health and welfare of employees, agents, invitees and others who may from time to time be on the roof of the building in connection with the installation, service, operation and repair of the Tenant’s equipment or its other obligations under the Lease. The Tenant shall be responsible for the payment of any fees and taxes which may be imposed by any governmental agency in connection with the installation and use of such dish antenna.  The Tenant has been advised that the Landlord may permit third parties to, and may itself utilize various portions of the building’s roof area (which shall not be within the Roof Top Option Space or the Tenant’s Roof Area) for the installation of microwave dishes, satellite communications equipment, antennae, TV, radio and other communications equipment.  The Tenant represents and warrants to the Landlord that use and operation of any dish antenna installed by the Tenant will not interfere with or in any way affect any communications or other equipment previously installed by any other tenant in the building, and the Tenant hereby agrees to indemnify and hold harmless the Landlord from and against any losses, liabilities (including reasonable attorney’s fees), claims, suits or causes of action relating to or arising out of the Tenant’s use of the Roof Area or its use or operation of any antenna.  The Landlord shall not be liable to the Tenant for any interference caused by any other communications equipment on the building’s roof.

          (f)          The dish antenna shall be used by the Tenant in connection with the Tenant’s business operations in the premises and no rights to use the same shall be granted by the Tenant to third parties except as provided in the next sentence.  The Tenant shall not have any right or ability to transfer or assign or sublet any right or interest it may have hereunder with respect to the Tenant’s Roof Area or the roof of the building except in connection with the assignment of this lease or the subletting of the premises, in either case, in accordance with the provisions of Article SEVENTEEN.

          (g)          The Tenant shall pay for all electricity used in connection with the operation of the antennas in accordance with Article TEN of the lease.

          (h)          In addition to the right to install an antenna, the Tenant shall also have the right to use, and the Landlord shall provide to the Tenant, at no additional cost, such shaft and/or conduit space as may be necessary for connections from the premises to Tenant’s Roof Area.

ARTICLE FIFTY-TWO
TENANT’S RIGHT OF FIRST OFFER

          (a)          The 10th floor of the 160 Varick Street side of the building is currently vacant, but the Tenant does not wish to lease such space at this time, but wishes to have certain rights to lease all or a portion of such space in the future.  Accordingly, if (x) the Landlord leases all or any portion of the 10th floor for a term expiring prior to July 31, 2009 (such space being hereinafter referred to as a “First Offer Space”), the Landlord will notify the Tenant of such lease, including the date of expiration of such lease.  Subject to the right of the Landlord to extend or renew (with modifications, if the Landlord so chooses) the lease with the lessee (or any successor or assignee) of any First Offer Space, and provided that the Tenant is actually occupying the not less than 75% of the premises in the building leased hereunder, the Tenant shall have the right to lease the any First Offer Space in accordance with the provisions set forth in this Article.  Notwithstanding the foregoing, unless the Tenant has delivered to the Landlord a First Notice (referred to in paragraph (b) below), the option rights described in the preceding sentence shall cease and terminate on December 31, 2008.

          (b)          If the Tenant wishes to lease any First Offer Space, it shall give written notice to the Landlord (the “First Notice”) not later than nine months prior to the expiration date of the term of the lease relating to the First Offer Space in question.  Following delivery of the First Notice, the Landlord and the Tenant shall attempt to agree upon the annual fixed rent for the First Offer Space within (30) days after the delivery of the First Notice, and if they are unable to do so, the Tenant shall have the right, at any time during the five-day period immediately following the expiration of such 30-day period, to give the Landlord written notice (the “Second Notice”) that the Tenant irrevocably agrees to lease the First Offer Space in question, under the terms contemplated in this Article, except that the annual fixed rent for such First Offer Space shall be equal to 100% of the annual fair market rental value for such First Offer Space, determined by arbitration, in accordance with the procedures set forth in paragraph (b) of Article FORTY-SEVEN of this lease.

          (c)          If the lease relating to any of the First Offer Space is terminated prior to the expiration date for such lease, the Landlord will notify the Tenant of the date any such First Offer Space will be available for lease (a “Notice of Early Termination”).  The Tenant shall notify the Landlord within thirty (30) days after receipt of the  Notice of Early Termination as to whether it wishes to lease such First Offer Space (an “Acceptance Notice”).  Following delivery of the Acceptance Notice, the Landlord and the Tenant shall attempt to agree upon the annual fixed rent for the First Offer Space within (30) days after the delivery of the Acceptance Notice, and if they are unable to do so, the Tenant shall have the right at any time during the ten-day period immediately following the expiration of such 30-day period, to give the Landlord written notice (the “Second Notice”) that the Tenant irrevocably agrees to lease the First Offer Space in question, under the terms contemplated in this article, except that the annual fixed rent for such First Offer Space shall be equal to 100% of the annual fair market rental value for such First Offer Space, determined by arbitration, in accordance with the procedures set forth in paragraph (b) of Article FORTY-SEVEN of this lease.

          (d)          Unless otherwise agreed to by the Landlord and the Tenant, the commencement of the term of this lease with respect to any First Offer Space shall be the later of (i) the 45th day following the date on which such First Offer Space is vacated and surrendered by the prior tenant thereof, or (ii) 10th day after the date on which the Landlord delivers the lease amendment to the Tenant for execution.  In the event that by such commencement date term there has been no determination of the annual fixed rent for such Option Space, then until such determination as set forth herein, the Tenant shall pay fixed rent equal to Landlord’s estimate of the fair market rental value.  Within thirty (30) days following the determination of the fair market rental value, the Tenant shall  pay any amount owing to the Landlord for such period, or the Landlord shall refund or credit any excess amount paid by Tenant against the installments of fixed rent next becoming due hereunder, as the case may be.

          (e)          TIME SHALL BE OF THE ESSENCE WITH RESPECT TO THE DELIVERY OF ANY FIRST NOTICE, ACCEPTANCE NOTICE OR SECOND NOTICE.  If the Tenant fails to timely deliver the First Notice, Acceptance Notice or Second Notice for any First Offer Space, or if the Tenant fails to execute and return, within ten (10) days of receipt thereof, an amendment to this lease providing for the leasing of the First Offer Space in question, the Landlord shall be free to lease such First Offer Space to any third party free of the rights of the Tenant hereunder, and the Landlord shall have no further obligation under this Article FIFTY-TWO, with respect to the First Offer Space in question.

          (f)          Any First Offer Space leased by the Tenant pursuant to the First Offer set forth in this Article shall be leased for a term expiring on the Expiration Date, and otherwise on the terms and conditions set forth in this lease, including the payment of Real Estate Tax Escalation and Percentage Escalation on the terms reflected in Article THIRTY of this lease, except that (i) the Tenant will lease the First Offer Space in “as is” condition (and the Landlord will not be required to any work to alter or improve any First Offer Space) and (ii) the Tenant will not have the right to occupy any First Offer Space for any period free of the payment of rent.  In calculating the timing of the Percentage Escalation Payments and the amount and timing of the Real Estate Tax Escalation payable by the Tenant with respect to a particular First Offer Space, as contemplated by Article THIRTY of this lease, if the Tenant commences to lease the First Offer Space in question between January 1, and June 30 of any calendar year, (i) the Percentage Escalation Payments and Real Estate Tax Escalation Payments will commence on the January 1st of the first calendar year following the calendar year in which the Tenant first leases the First Offer Space; and (ii) the “Base Year” shall be the calendar year in which the Tenant first leases the First Offer Space; and if the Tenant commences to lease the First Offer Space in question between July 1 and December 31 of any calendar year, (i) the Percentage Escalation Payments and Real Estate Tax Escalation Payments will commence on January 1st of the second calendar year following the year in which the Tenant first leases the First Offer Space, and (ii) the “Base Year” shall be the first calendar year following the calendar year in which the Tenant first leases the First Offer Space.

          (g)          Notwithstanding anything to the contrary in this Article, if the Landlord enters into a lease for premises located on the 10th floor of the building, which lease has an expiration date on or after July 31, 2009, such premises will not constitute a “First Offer Space” and the Tenant will not have any rights under this Article Fifty-Second, or otherwise, to lease or offer to lease such premises.

      IN WITNESS WHEREOF, this agreement has been signed and sealed by the parties hereto as of the date set forth above.

THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK

	By:	/s/ JASON D. PIZER

Director of Leasing

	By:	/s/ SIGNATORY

Executive Vice President of Real Estate

	By:	/s/ SIGNATORY

Chief Financial Officer

	By:	/s/ JAMES H. COOPER

James H. Cooper, Rector

Attest:	THE PRINCETON REVIEW, INC.
As to the Tenant:

/s/ JACZUELINE CRUZ
	By:	/s/ MARK CHERNIS	(L.S.)

An Authorized Officer

SCHEDULE A
RULES AND REGULATIONS

1.

The Tenant shall not clean, nor require, permit or allow any window in the premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or of the Rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

2.

All machinery shall be kept in approved settings sufficient, in the Landlord’s judgment, to absorb any shock and prevent any noise, vibration or annoyance in the building of which the premises are a part and, if necessary, shall be provided with oil pans between such machinery and the floor beneath it, sufficient to prevent the seepage of oil on or into the floors.

3.

During the cold season, the windows shall be kept closed to maintain the temperature of the premises and to prevent any freezing thereof, or of any equipment or appliance therein.  If the building contains central air-conditioning and ventilation, the Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Landlord with respect to such services.  The Tenant shall draw and close the draperies or blinds for the windows of the premises whenever the air-conditioning system is in operation and the position of the sun so requires.

4.

All trucks, vehicles or conveyances used by the Tenant or others in the delivery or receipt of material in the premises or any other area in the building shall have rubber tires and sideguards.  The Tenant shall be responsible for removing any oil deposited on the premises from such trucks, vehicles or conveyances.

5.

The Tenant shall not alter any lock or install a new or additional lock or bolt on any doors or windows.  On termination or expiration of this lease, all keys must be surrendered to the Landlord and in the event of the loss of any keys furnished at the Landlord’s expense, the Tenant shall pay to the Landlord the cost thereof.  If the building has a central security system, the Tenant shall provide the Landlord with all access codes to the premises.  If the Tenant fails to provide the Landlord with a means of access to the premises, the Landlord shall be relieved of all obligation, if any, to provide cleaning services to the premises.

6.

The Landlord may exclude any persons visiting or attempting to visit the premises between 7 P.M. and 7 A.M. on Business Days or on non-Business Days unless such person shall be equipped with a pass signed or approved by the Landlord and unless such person shall sign his name and the premises which he is to visit on the night report.  Each Tenant shall be responsible for all persons for whom a pass shall be issued at the request of the Tenant and shall be liable to the Landlord for all acts of such persons.  The Tenant shall not have a claim against the Landlord by reason of the Landlord excluding from the building any person who does not present a pass. At all times, the Landlord retains the right to prevent access to the building to all persons whose presence, in the judgment of the Landlord, would be prejudicial to the safety, character or reputation of the building.

7.

All sanitary facilities, wash closets and plumbing fixtures shall be used only for the purposes for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whose employees, agents or visitors caused it.

8.

No sign or lettering shall be exhibited, inscribed, painted or affixed outside of the premises or on the inside of the premises if the same can be seen from the outside of the premises except as may be approved in writing by the Landlord, except that the name of the Tenant may appear on the entrance door of the premises.  If the Tenant violates this rule, the Landlord may remove the same without liability and the expenses so incurred by the Landlord shall be paid by the Tenant as additional rent. The Tenant shall not allow noise to emanate from the premises to the street or other portions of the building. Any sign or display which may be installed by the Tenant shall be kept in good order and repair and in a neat and attractive condition. The Landlord reserves the right to use the roof and outside walls surrounding the premises for sign purposes.  The Landlord may remove any sign or signs or displays in order to paint the premises or any part of the building, or make any repairs, alterations or improvements in or upon the premises or building, or any part thereof, provided it causes the same to be removed and replaced at the Landlord’s expense, whenever the painting, repairs, alterations or improvement shall have been completed.  Interior signs on doors shall be of a size, color and style reasonably acceptable to the Landlord.  The Landlord reserves the right to approve the appearance and design of the elevator lobby on each floor of the building.

9.

The Landlord shall have the right to prohibit any advertising by the Tenant which, in its reasonable judgment, tends to impair the reputation of the building or its desirability as an office building, and upon written notice from the Landlord, the Tenant shall refrain from or discontinue such advertising.

10.

No awnings, antennae, aerials, ventilating and air-conditioning apparatus or other projections shall be attached to the outside walls of the building.  No  air-conditioning apparatus may be installed in windows of the premises.

11.

The lights, skylights, entrances, passages, courts, elevators, vestibules, stairways, loading platforms, corridors, halls or any part of the building intended for use in common by the Tenant with other occupants of the building shall not be obstructed or encumbered by the Tenant or used for any other purpose than for ingress or egress from the premises and for delivery of equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by the Landlord.  In the event of any encumbrance or obstruction, the Landlord may remove the material causing such encumbrance or obstruction and cause it to be stored and charge the cost of doing so to the Tenant.  No courtyard or yard appurtenant to the premises or the building shall be used for parking vehicles of any kind.  If the premises are on the ground floor of the building, the Tenant shall, at its expense, keep the sidewalk and curb in front of the premises clean and free from rubbish.

12.

Subject to the provisions of Article FOUR of this lease, no part of the premises or the building shall be marked, painted, bored, drilled into, or in any way defaced.  Any drilling which is permitted by the Landlord shall be done in accordance with the provisions of Article FOUR and shall be done during non-Business Hours unless otherwise authorized by the Landlord in writing. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord.  No linoleum or other similar floor covering shall be laid so that the same shall come in direct contact with the floor of the premises; and if such flooring is used, an interlining of builder’s deadening felt or other sound-attenuating materials shall be first affixed to the floor, by a paste or other material, soluble in water.  Cements and other similar adhesive material shall not be used.  Removal of any alterations, decorations or improvements in compliance with Article FOUR of this lease shall include the removal of all linoleum, lining and adhesive material.

13.

No part of the premises shall be used in a manner or for a purpose that is substantially objectionable to the Landlord or to another tenant, by reason of noise, odors, vibrations or otherwise, or which in the reasonable judgment of the Landlord might cause structural injury to the building or interfere in any way with other tenants or those having business in the building or create a nuisance.  Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television set, unmusical noise, singing or in any other way.

14.

The Tenant’s employees, guests and visitors shall not stand or loiter around the lobby, hallways, stairways, elevators, front, roof or any other part of the building used in common by the occupants thereof.

15.

No load shall be placed upon any floor of the building exceeding the floor load per square foot area which such floor was designed to carry, and all loads shall be evenly distributed.  The Landlord reserves the right to prescribe the weight and placement of all safes, machinery and other personal property in the premises so as to distribute their weight.

16.

Nothing shall be hung, shaken, thrown out of any window or doors, or down any passages, stairways, elevators, or skylights of the building, nor shall any of them be covered, obstructed or encumbered.  The Tenant shall not use, keep or permit to be used any foul or noxious gas or substance in the premises.  No bicycles, vehicles or animals (other than seeing-eye dogs), fish or birds shall be kept in the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

17.	Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

18.	No peddling, soliciting or canvassing shall be permitted in the premises or by the Tenant’s employees elsewhere in the building.

19.

All deliveries to or from the premises shall be made by means of the freight elevators.  The Landlord may prescribe, and from time to time vary, the time for any removals or deliveries from or to the premises.  Removals or deliveries of safes, machinery, business equipment, furniture, freight, and any other heavy or bulky matter shall be done only on the freight elevators and through the service entrances and corridors and shall only be done upon written authorization of the Landlord and only in such manner and by such persons as may be acceptable to the Landlord, and the Landlord may require any further assurances or agreements or indemnity from the Tenant to the movers to that effect.  If any safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto.  The Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

20.

The Tenant shall not permit its servants, employees, agents, visitors or licensees, at any time to bring or keep upon the premises any inflammable, combustible, explosive or hazardous fluid, material, chemical or substance or cause or permit any unusual or objectionable odors (from cooking or otherwise) to be produced upon or emanate from the premises.

21.	No Tenant shall operate any elevator in the building, except for automatic self-service elevators.

22.	The Tenant shall not use any method of heating or air-conditioning other than that supplied or approved by the Landlord.

23.

If the premises consist of basement space, or if any property of the Tenant is stored in the basement portion of the building, all such property shall, at the Tenant’s own cost and expense, be placed entirely on skids or platforms, which will raise such property at least six inches from the floor.  The Landlord shall have no liability for any materials stored in the basement.

24.	[Intentionally Omitted]

25.	The Tenant shall not attach or install curtains, draperies, blinds, shades or screens on any window in the premises without the Landlord’s prior written consent.

26.	The Tenant shall keep the entrance door to the premises closed at all times.

27.	No space in the building shall be used for manufacturing, for the storage of merchandise, or for the sale or merchandise, goods or property of any kind at auction or otherwise.

28.	The Tenant shall have the right to its proportionate share of listings in the building’s directory, but in no event less than three listings.

29.

The Landlord and its agents reserve the right to inspect all packages, boxes, bags, handbags, attache, cases, suitcases, and other items carried into the building, and to refuse entry into the building to any person who either refuses to cooperate with such inspection or who is carrying any object which may be dangerous to persons or property. In addition, the Landlord reserves the right to implement such further measures designed to ensure safety of the building and the persons and property located therein as the Landlord shall deem necessary or desirable.

SCHEDULE B
CLEANING SPECIFICATIONS

A.	TENANT SUITES

	1.	Nightly

a)

Carpeted floors: All carpeted floors will be swept nightly and vacuumed weekly using a high quality vacuum, moving all light furniture such as chairs and stands.  All furniture will be replaced to its original position.  Vacuum under all desks and large furniture where possible.

b)

Uncarpeted floors: All hard-surfaced floors will be dust-mopped nightly, using a treated dust mop, moving all light furniture.  All furniture will be replaced to its original position.  Dust-mop under all desks and large furniture where possible.

c)

Dusting and cleaning: Wipe all furniture tops, legs, rungs and sides within hands’ reach; wipe and disinfect telephones.  Wipe all horizontal surfaces within reach, including window ledges, baseboards, ledges, molding and sills on glass and partitions.  No feather dusters will be allowed.  Papers or other personal items (i.e., pictures, keys, wallets, etc.) left on desk tops will not be moved.

		d)	Furniture and Accessories: Dust, wipe clean and remove finger marks, if necessary, from all furniture, file cabinets, mapboards, and telephones using treated cloth.

		e)	Trash Removal: Collect and remove wastepaper, waste material and cardboard boxes to designated area in or adjacent to the premises.

		f)	Miscellaneous:

			i.	Scour, wash clean and disinfect all water fountains and coolers, emptying waste water as needed.

			ii.	Once entering a suite, the door is to be locked.

			iii.	Upon completion of all nightly chores, all lights shall be turned off, windows closed, doors locked and offices left in a neat and orderly condition.

	2.	Quarterly

		a)	High Dusting: Perform all high dusting throughout on a quarterly basis unless otherwise specified, including the following:

			i.	Vacuum and dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

			ii.	Dust all overhead pipes, sprinklers, ventilating and air-conditioning louvers and adjacent ceiling areas, ducts and other equipment items not reached in nightly cleaning.

			iii.	Dust all venetian blinds and window frames.

			iv.	Wash all furniture glass.

B.	RESTROOMS (Including Tenant Suites)

	1)	All lavatories shall be thoroughly cleaned with an approved disinfectant.

2)

Air fresheners shall not be used to cover-up unpleasant odors. Should there be an unpleasant odor, proper disinfecting procedures shall be used to abate the odors.  An odorless disinfectant shall be used.

3)

Remove all wastepaper and refuse, including sanitary napkins, to a designated area in the building and dispose of same.  All wastepaper and sanitary napkin receptacles are to be thoroughly cleaned and washed, and new liners installed; liners to be installed so as to ensure maximum usage of receptacles.

	4)	Fill toilet tissue holders, seat cover containers, soap dispensers, towel dispensers, and sanitary napkin dispensers.

	5)	All tasks detailed above are to be done on a nightly basis.

	1.	Nightly Cleaning

a)

Walls and Metal Partitions: Damp wipe all metal toilet partitions and tiled walls, removing graffiti with care taken not to damage surfaces.  All surfaces are to be wiped dry so that all wipe marks are removed and surface has a uniformly bright appearance.  Dust the top edges of all partitions, ledges and mirror tops.

b)

Floors and Tile: Floors will be swept clean and wet-mopped with a germicidal detergent approved by the Landlord using spray tank method.  The floors will then be mopped dry and all watermarks and stains wiped from wall and metal partition bases, paying particular attention to corners.  Scuff marks and footmarks are to be removed throughout.

c)

Metal Fixtures: Wash and polish all mirrors, powder shelves, bright work (including flushometers and exposes piping below wash basins and behind toilet fixtures), towel dispensers, receptacles and any other metal accessories.

d)

Ceramic Fixtures: Scour, wash and disinfect all basins, including faucet handles, bowls, urinals and tile walls near urinals with approved germicidal detergent solution. Wash both sides of all toilet seats with approved germicidal solution and wipe dry.  Toilet seats are to be left in an upright position.

		e)	Powder Rooms: If applicable, should be thoroughly cleaned and floors should be washed or vacuumed, as applicable.

	2.	Weekly

		a)	Floor Drains: Clean, disinfect, and fill with water to avoid the escape of sewer gases. Use of acids is prohibited.

	3.	Monthly

		a)	Walls and Metal Partitions and Washable Ceiling: Wash with water and germicidal solution. Wipe dry and polish to a uniformly bright, clean condition.

		b)	High Dusting and Cleaning: Perform all high dusting, inclusive of grilles and diffusers, vacuum and wash all ceiling diffusers.

c)

Floors: All floors will be machine-scrubbed, using a germicidal solution, detergent and water.  After scrubbing, floors will be rinsed with clean water and dried.  All water marks will be removed from walls, partitions, and fixtures.

EXHIBIT A-1
FLOOR PLANS OF 11TH FLOOR PREMISES

EXHIBIT A-2
FLOOR PLANS OF 12TH FLOOR PREMISES

EXHIBIT B
CERTIFICATE OF OCCUPANCY

EXHIBIT C
WORK LETTER

A. It is agreed that the following work is to be done by the Landlord, at the Landlord’s sole cost and expense (the “Landlord’s Work”):

1.	Landlord shall deliver the premises vacant, demolished, broom clean and with the walls white washed.

2.	Landlord shall provide an ACP-5 certificate relative to asbestos compliance within the premises.

3.

With respect to the 11th floor premises, the Landlord shall provide the Tenant with connection points and all fire safety lines brought to the premises to allow the Tenant to install additional speakers and equipment necessitated by Tenant’s partitioning, as well as strobe devices required by Local Law #5.  The Tenant shall be required to install all devices within the premises and to connect all to the Landlord’s system, all at the Tenant’s cost and expense.

4.	The Landlord will supply 600 amperes of electricity to the premises. The Landlord shall deliver the existing electric system within the premises in “as is” condition.

5.	The Landlord shall deliver the existing perimeter radiation and sprinkler systems in good working order.

6.

With respect to the 11th floor premises only, not later than October 1, 2004 the Landlord will install new double hung thermopane windows.  The Tenant will provide the Landlord unrestricted access to the premises and its full and complete cooperation to facilitate such installation.

7.

The Landlord will deliver to the premises new air-cooled air conditioning units, with an aggregate capacity of 45 tons, to cool premises.  Tenant, at its own cost and expense, to be responsible for power and control wiring, ductwork distribution and temperature controls within Tenant’s premises.

8.	With respect to the public elevator lobby on the 12th floor, the Landlord shall (i) repaint the walls and ceiling and (ii) install new carpeting.

9.

In lieu of renovating the bathrooms on the 11th floor, the Landlord agrees to reimburse the Tenant in an amount up to $100,000.00 for the cost of such renovations; such reimbursement to be subject to the conditions set forth in paragraph (b) of Article Forty-Five of the lease.

10.

In lieu of repairing or improving the bathrooms on the 12th floor, the Landlord agrees to reimburse the Tenant in an amount up to $15,000.00 for the cost of such repairs or improvements; such reimbursement to be subject to the conditions set forth in paragraph (b) of Article Forty-Five of the lease.

*********************************************************************************

          It is stipulated and agreed that the foregoing constitutes the work to be done by the Landlord referred to in the lease to which this Work Letter is attached and all the work to be done by the Landlord in the premises, except as otherwise expressly provided in such lease.

          It is further stipulated and agreed that the aforesaid work shall be commenced by the Landlord as soon as possible after full execution of the lease and the payment by the Tenant of the first installment of rent and the performance by the Tenant of any other obligations to be performed by the Tenant at the time of the signing of the lease and shall be completed with reasonable diligence, subject to delays of the sort in Article THIRTY-FOUR, provided that the Landlord shall not be required to do the work on days or hours other than usual working days and hours in the trades in question.  The Landlord agrees that the aforesaid work to be performed by the Landlord will be done in a workmanlike manner.  Notwithstanding anything to the contrary in the lease, Trinity agrees that, except with respect to the work referred to in Item Nos. 6, 7, 8, 9 and 10 all of the Landlord’s work will be completed by August 1, 2004.  In the case of Item No. 7, the Landlord will deliver the new air conditioning units to the premises within 30 days of the date on which the Tenant has executed and delivered the lease.  If such work is not completed by the applicable date, then if and to the extent that (but only if and to the extent that) either (i) the Tenant is actually prevented from altering or improving the premises in question, or (ii) the Tenant is actually prevented from occupying and utilizing the premises, and the Tenant does not, in fact, occupy or utilize the premises, the Tenant will not be required to pay fixed rent with respect to the 11th floor premises until such work has actually been completed and the expiration date of the free-rent period described in clause (i) of paragraph (g) of Article One (December 31, 2004) will be correspondingly extended, so that such free-rent period will remain 153 days (which period will  (in the circumstances described in this sentence) commence on the date on which such work is completed).  The Landlord shall not be subject to a “day-for-day” penalty (as set forth in this paragraph) or any other penalty if the work contemplated by Item Nos. 8 or 10 is not completed by a given date.

          Subject to the foregoing provisions the Landlord reserves the right, after according reasonable consideration to the Tenant’s wishes in the matter, to make all decisions as to the time or times when, the order and style in which, said work is to be done, and the labor or materials to be employed therefor.  The work shall be done, unless the Landlord otherwise directs, during the usual working hours observed by the trades in question.  It is stipulated and agreed that in case the Landlord is prevented from commencing, prosecuting or completing said work, due to the Landlord’s inability to obtain or difficulty in obtaining the labor or materials necessary therefor, or due to any governmental requirements or regulations relating to the priority or national defense requirements, or due to any other cause beyond the Landlord’s control, the Landlord shall not be liable to the Tenant for damages resulting therefrom, nor shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant’s favor that such failure constitutes actual, constructive, total or partial eviction from the premises.

EXHIBIT D
PERCENTAGE ESCALATION

12-Month Period Commencing August 1,	Annual Fixed Rate	Percentage Escalation Payment	Escalated Rent 1

2004	$959,202	$0	$959,202
2005	959,202	23,980	983,182
2006	959,202	48,560	1,007,762
2007	959,202	73,754	1,032,956
2008	959,202	99,578	1,058,780
2009	959,202	126,047	1,085,249
2010	959,202	153,178	1,112,380
2011	959,202	180,988	1,140,190
2012	959,202	209,492	1,168,694
2013	959,202	238,710	1,197,912

1 This figure does not include any real estate tax escalation amount attributable to increases in the real estate taxes related to the building.

EXHIBIT E
COMMON CORRIDORS

EXHIBIT F
TEMPORARY SPACE IN 304 HUDSON STREET